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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 9, 1999

                         COMMISSION FILE NUMBER: 1-7959

                           STARWOOD HOTELS & RESORTS
                                WORLDWIDE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

                                   52-1193298
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             777 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                        (ADDRESS OF PRINCIPAL EXECUTIVE
                          OFFICES, INCLUDING ZIP CODE)

                                 (914) 640-8100
                        (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

                         COMMISSION FILE NUMBER: 1-6828

                           STARWOOD HOTELS & RESORTS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

                                   52-0901263
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             777 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                        (ADDRESS OF PRINCIPAL EXECUTIVE
                          OFFICES, INCLUDING ZIP CODE)

                                 (914) 640-8100
                        (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

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

ITEM 5.  OTHER EVENTS.

     On April 27, 1999, Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation" and, together with its subsidiaries, "Starwood" or the "Company") and certain of its subsidiaries, inclusive of Starwood Hotels & Resorts (the "Trust"), entered into a definitive agreement to sell its gaming operations, other than the Desert Inn Resort & Casino in Las Vegas, Nevada (the "Desert Inn") to Park Place Entertainment Corporation. On May 18, 1999, the Company entered into a separate agreement with Sun International Hotels Limited to sell the Desert Inn. Accordingly, Starwood's financial statements have been restated to reflect Starwood's gaming operations as a discontinued operation and are filed as part of this Form 8-K. In addition, Starwood's historical financial results filed as part of this Form 8-K reflect the Restructuring, as defined in the notes to the financial statements.

ITEM 7.  EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------
27.1..................  Financial Data Schedule
27.2..................  Financial Data Schedule
27.3..................  Financial Data Schedule
27.4..................  Financial Data Schedule
27.5..................  Financial Data Schedule
27.6..................  Financial Data Schedule
27.7..................  Financial Data Schedule
27.8..................  Financial Data Schedule
27.9..................  Financial Data Schedule
27.10.................  Financial Data Schedule

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


STARWOOD HOTELS & RESORTS                              STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.
By: /s/ RONALD C. BROWN                                By: /s/ RONALD C. BROWN
                                                       -----------------------------------------------------
-----------------------------------------------------      Ronald C. Brown
    Ronald C. Brown                                        Vice President and Chief
    Executive Vice President and                           Financial and Accounting Officer
    Chief Financial Officer
Date:-----------------------------------------------

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................   F-2
Starwood Hotels & Resorts Worldwide, Inc.:
  Consolidated Balance Sheets as of December 31, 1998 and
     1997...................................................   F-3
  Consolidated Statements of Operations for the Years Ended
     December 31, 1998, 1997 and 1996.......................   F-4
  Consolidated Statements of Comprehensive Income for the
     Years Ended December 31, 1998, 1997 and 1996...........   F-5
  Consolidated Statements of Equity for the Years Ended
     December 31, 1998, 1997 and 1996.......................   F-6
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1998, 1997 and 1996.......................   F-7
Starwood Hotels & Resorts:
  Consolidated Balance Sheet as of December 31, 1998........   F-8
  Consolidated Statement of Operations for the Period from
     February 23, 1998 to December 31, 1998.................   F-9
  Consolidated Statement of Cash Flows for the Period from
     February 23, 1998 to December 31, 1998.................  F-10
Notes to Financial Statements...............................  F-11
Schedules:
  Schedule II --  Valuation and Qualifying Accounts.........   S-1
  Schedule III -- Real Estate and Accumulated
     Depreciation...........................................   S-2
  Schedule IV -- Mortgage Loans on Real Estate..............   S-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts:

     We have audited the accompanying consolidated balance sheets of Starwood Hotels & Resorts Worldwide, Inc. (a Maryland corporation) and its subsidiaries (the "Company") as of December 31, 1998 and 1997 and the consolidated balance sheet of Starwood Hotels & Resorts (a Maryland real estate investment trust) and its subsidiaries (the "Trust") as of December 31, 1998, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the three years ended December 31, 1998 of the Company and the consolidated statements of operations, comprehensive income, and cash flows for the period from February 23, 1998 to December 31, 1998 of the Trust as set forth in the accompanying Index to Financial Statements and Schedules. These financial statements and schedules are the responsibility of the Company's and Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1998 and 1997 and the Trust at December 31, 1998, and the results of the Company's operations and cash flows for each of the three years in the period ended December 31, 1998 and the Trust's operations and cash flows for the period from February 23, 1998 to December 31, 1998 in conformity with generally accepted accounting principles.

     As explained in the Notes to the financial statements, effective January 1, 1997, the Company changed its method of accounting for start-up costs.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in the Index to Financial Statements and Schedules are presented for purposes of complying with the Securities and Exchange Commission's rules and are not a part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

New York, New York
July 9, 1999

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1998         1997
                                                              ---------    --------
                                                              (IN MILLIONS, EXCEPT
                                                                   SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   175      $  126
  Accounts receivable, net of allowance for doubtful
     accounts of $55 and $45................................       484         287
  Inventories...............................................        58          47
  Prepaid expenses and other................................        75          65
                                                               -------      ------
          Total current assets..............................       792         525
Investments.................................................       336         350
Plant, property and equipment, net..........................     7,857       3,064
Goodwill and intangible assets, net.........................     2,714         247
Other assets................................................       552         640
Net assets held for sale....................................        63          85
Net assets of discontinued operations.......................     1,103       1,879
                                                               -------      ------
                                                               $13,417      $6,790
                                                               =======      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $   169      $  129
  Accrued expenses..........................................       782         988
  Short-term borrowings and current maturities of long-term
     debt...................................................       687         607
  Other current liabilities.................................       183         126
                                                               -------      ------
          Total current liabilities.........................     1,821       1,850
Long-term debt..............................................     5,802          --
Deferred income taxes.......................................       529          34
Other liabilities...........................................       384         385
Net liabilities of discontinued operations..................        --       1,600
Minority interest...........................................       244         177
                                                               -------      ------
                                                                 8,780       4,046
                                                               -------      ------
Equity put options..........................................        32          --
                                                               -------      ------
Class B exchangeable preferred shares of the Trust, at
  redemption value of $38.50................................       149          --
                                                               -------      ------
Commitments and contingencies
Stockholders' equity:
  Class A exchangeable preferred shares of the Trust; $0.01
     par value; authorized 30,000,000 shares; outstanding
     4,373,457 shares.......................................        --          --
  Corporation common stock; $0.01 par value; authorized
     1,050,000,000 and 308,600,000 shares; outstanding
     175,574,135 and 126,653,880 shares at December 31, 1998
     and 1997, respectively.................................         2           1
  Trust common shares of beneficial interest; $0.01 par
     value; authorized 1,200,000,000 and 308,600,000 shares;
     outstanding 175,574,135 and 126,653,880 shares at
     December 31, 1998 and 1997, respectively...............         2           1
  Additional paid-in capital................................     4,570       2,934
  Cumulative translation and marketable securities
     adjustments............................................      (120)       (135)
  Retained earnings (accumulated deficit)...................         2         (57)
                                                               -------      ------
          Total stockholders' equity........................     4,456       2,744
                                                               -------      ------
                                                               $13,417      $6,790
                                                               =======      ======

The accompanying notes to financial statements are an integral part of the above statements.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                               1998      1997      1996
                                                              ------    ------    ------
                                                                 (IN MILLIONS, EXCEPT
                                                                   PER SHARE DATA)
REVENUES
Owned, leased and consolidated joint venture hotels.........  $2,983    $1,550    $1,440
Management and franchise fees...............................     234       174       165
Unconsolidated joint ventures and other.....................     116        38        41
                                                              ------    ------    ------
                                                               3,333     1,762     1,646
                                                              ------    ------    ------
COSTS AND EXPENSES
Owned, leased and consolidated joint venture hotels.........   2,030     1,116     1,059
Selling, general and administrative.........................     218       137       150
Restructuring and other special charges.....................     149       640        --
Depreciation and amortization...............................     399       199       183
                                                              ------    ------    ------
                                                               2,796     2,092     1,392
                                                              ------    ------    ------
                                                                 537      (330)      254
Interest expense, net of interest income of $26, $17 and
  $67.......................................................    (447)      (16)      (15)
Gain on sale of real estate and investments.................      55       432        42
Miscellaneous expense.......................................      --      (156)       (2)
                                                              ------    ------    ------
                                                                 145       (70)      279
Income tax benefit (expense)................................      89      (154)     (117)
Minority equity in net income...............................     (14)       (9)       (6)
                                                              ------    ------    ------
Income (loss) from continuing operations....................     220      (233)      156
Discontinued operations:
  Net income (loss) from operations, net of tax benefit
     (expense) and minority interest of $31, $(67) and
     $(127).................................................     (80)      (12)       93
  Net gain on dispositions, net of taxes of $621............   1,162        --        --
Extraordinary item, net of taxes............................      --       (42)       --
Cumulative effect of accounting change, net of taxes........      --       (11)       --
                                                              ------    ------    ------
Net income (loss)...........................................  $1,302    $ (298)   $  249
                                                              ======    ======    ======
EARNINGS PER SHARE -- BASIC
Continuing operations.......................................  $ 1.06    $(1.85)   $ 1.25
Discontinued operations.....................................    5.64     (0.09)     0.74
Extraordinary item..........................................      --     (0.33)       --
Cumulative effect of accounting change......................      --     (0.09)       --
                                                              ------    ------    ------
Net income (loss)...........................................  $ 6.70    $(2.36)   $ 1.99
                                                              ======    ======    ======
EARNINGS PER SHARE -- DILUTED
Continuing operations.......................................  $ 1.05    $(1.85)   $ 1.23
Discontinued operations.....................................    5.58     (0.09)     0.73
Extraordinary item..........................................      --     (0.33)       --
Cumulative effect of accounting change......................      --     (0.09)       --
                                                              ------    ------    ------
Net income (loss)...........................................  $ 6.63    $(2.36)   $ 1.96
                                                              ======    ======    ======
Weighted average number of Shares...........................     192       126       125
                                                              ======    ======    ======
Weighted average number of Shares assuming dilution.........     194       126       127
                                                              ======    ======    ======

The accompanying notes to financial statements are an integral part of the above statements.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               1998     1997     1996
                                                              ------    -----    ----
                                                                   (IN MILLIONS)
Net income (loss)...........................................  $1,302    $(298)   $249
Other comprehensive income:
Foreign currency translation adjustments --
  Foreign currency translation arising during the period....     (18)    (133)     (2)
  Reclassification adjustment for losses included in net
     income (loss)..........................................      32       --      --
Unrealized gains (losses) on securities --
  Unrealized holding gains (losses) arising during the
     period.................................................       1      176     (62)
  Reclassification adjustment for gains included in net
     income (loss)..........................................      --     (114)     --
                                                              ------    -----    ----
                                                                  15      (71)    (64)
                                                              ------    -----    ----
Comprehensive income (loss).................................  $1,317    $(369)   $185
                                                              ======    =====    ====

The accompanying notes to financial statements are an integral part of the above statements.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                       CONSOLIDATED STATEMENTS OF EQUITY

                                FORWARD
                                EQUITY
                               CONTRACTS      CLASS B EPS       CLASS A EPS        SHARES(1)      ADDITIONAL
                              AND EQUITY    ---------------   ---------------   ---------------    PAID-IN
                              PUT OPTIONS   SHARES   AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL
                              -----------   ------   ------   ------   ------   ------   ------   ----------
                                                              (IN MILLIONS)
Balance at December 31,
  1995......................     $  --        --      $ --      --       $--     127       $2      $ 2,942
  Net income................        --        --        --      --       --       --       --           --
  Stock option
    transactions............        --        --        --      --       --       --       --           10
  Common stock
    repurchases.............        --        --        --      --       --       (1)      --          (57)
  Foreign currency
    translation.............        --        --        --      --       --       --       --           --
  Unrealized loss on
    securities, net.........        --        --        --      --       --       --       --           --
                                 -----        --      ----      --       --      ---       --      -------
Balance at December 31,
  1996......................        --        --        --      --       --      126        2        2,895
  Net loss..................        --        --        --      --       --       --       --           --
  Stock option
    transactions............        --        --        --      --       --        1       --           39
  Foreign currency
    translation.............        --        --        --      --       --       --       --           --
  Unrealized gain on
    securities, net.........        --        --        --      --       --       --       --           --
                                 -----        --      ----      --       --      ---       --      -------
Balance at December 31,
  1997......................        --        --        --      --       --      127        2        2,934
  Net income................        --        --        --      --       --       --       --           --
  ITT reverse purchase......       125         5       212       6       --       57        2        4,022
  Cash dividend to ITT
    stockholders............        --        --        --      --       --       --       --       (2,144)
  Stock option and
    restricted stock award
    transactions............        --        --        --      --       --        1       --           31
  Share repurchases.........        --        --        --      --       --      (10)      --         (371)
  Issuance of forward equity
    contracts...............       245        --        --      --       --        8       --           --
  Settlement of forward
    equity contracts........      (370)       --        --      --       --      (10)      --           --
  Issuance of equity put
    options.................        32        --        --      --       --       --       --          (30)
  Conversion and
    cancellation of Class A
    EPS and Class B EPS.....        --        (1)      (63)     (2)      --        3       --           50
  Change in minority
    interest................        --        --        --      --       --       --       --           78
  Foreign currency
    translation.............        --        --        --      --       --       --       --           --
  Unrealized gain on
    securities, net.........        --        --        --      --       --       --       --           --
  Dividends declared........        --        --        --      --       --       --       --           --
                                 -----        --      ----      --       --      ---       --      -------
Balance at December 31,
  1998......................     $  32         4      $149       4       $--     176       $4      $ 4,570
                                 =====        ==      ====      ==       ==      ===       ==      =======

                              CUMULATIVE
                              TRANSLATION
                                  AND         RETAINED
                              MARKETABLE      EARNINGS
                              SECURITIES    (ACCUMULATED
                              ADJUSTMENTS     DEFICIT)
                              -----------   ------------
                                    (IN MILLIONS)
Balance at December 31,
  1995......................     $  --         $   (8)
  Net income................        --            249
  Stock option
    transactions............        --             --
  Common stock
    repurchases.............        --             --
  Foreign currency
    translation.............        (2)            --
  Unrealized loss on
    securities, net.........       (62)            --
                                 -----         ------
Balance at December 31,
  1996......................       (64)           241
  Net loss..................        --           (298)
  Stock option
    transactions............        --             --
  Foreign currency
    translation.............      (133)            --
  Unrealized gain on
    securities, net.........        62             --
                                 -----         ------
Balance at December 31,
  1997......................      (135)           (57)
  Net income................        --          1,302
  ITT reverse purchase......        --             --
  Cash dividend to ITT
    stockholders............        --           (890)
  Stock option and
    restricted stock award
    transactions............        --             --
  Share repurchases.........        --             --
  Issuance of forward equity
    contracts...............        --             --
  Settlement of forward
    equity contracts........        --             --
  Issuance of equity put
    options.................        --             --
  Conversion and
    cancellation of Class A
    EPS and Class B EPS.....        --             --
  Change in minority
    interest................        --             --
  Foreign currency
    translation.............        14             --
  Unrealized gain on
    securities, net.........         1             --
  Dividends declared........        --           (353)
                                 -----         ------
Balance at December 31,
  1998......................     $(120)        $    2
                                 =====         ======

---------------
(1) Represents common stock of ITT prior to the ITT Merger and the Corporation's common stock and the Trust's shares of beneficial interest subsequent to the ITT Merger.

The accompanying notes to financial statements are an integral part of the above statements.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                               1998       1997     1996
                                                              -------    ------    -----
                                                                    (IN MILLIONS)
OPERATING ACTIVITIES
Net income (loss)...........................................  $ 1,302    $ (298)   $ 249
Exclude:
Discontinued operations --
  Net (income) loss from operations.........................       80        12      (93)
  Net gain on dispositions..................................   (1,162)       --       --
Extraordinary items.........................................       --        42       --
Cumulative effect of accounting change......................       --        11       --
                                                              -------    ------    -----
Income (loss) from continuing operations....................      220      (233)     156
Adjustments to income (loss) from continuing operations:
  Depreciation and amortization.............................      399       199      183
  Amortization of deferred loan costs.......................       22        --       --
  Non-cash portion of Restructuring charge..................       85        --       --
  Provision for doubtful accounts...........................       13         6        5
  Minority equity in net income.............................       14         9        6
  Equity income, net of dividends received..................       (8)       (3)      (1)
  Gain on sale of real estate and investments...............      (55)     (432)     (42)
Changes in working capital:
  Accounts receivable.......................................      (36)      (43)     (51)
  Inventories...............................................       (4)       (6)     (10)
  Accounts payable..........................................       (2)       10      (40)
  Accrued expenses..........................................     (567)      632        7
Accrued and deferred income taxes...........................      (50)     (130)      50
Other, net..................................................       30        (1)      69
                                                              -------    ------    -----
  Cash from continuing operations...........................       61         8      332
  Cash used for discontinued operations.....................     (296)     (704)    (197)
                                                              -------    ------    -----
  Cash from (used for) operating activities.................     (235)     (696)     135
                                                              -------    ------    -----
INVESTING ACTIVITIES
Additions to plant, property and equipment..................     (427)     (233)    (299)
Proceeds from asset sales...................................    2,854     1,641      282
Collection of notes receivable..............................      156       217       81
Acquisitions, net of acquired cash..........................      (60)     (287)    (343)
Employee benefit trust......................................      143      (166)      --
Other, net..................................................     (326)      (40)     (77)
                                                              -------    ------    -----
  Cash from (used for) investing activities.................    2,340     1,132     (356)
                                                              -------    ------    -----
FINANCING ACTIVITIES
Short-term borrowings, net..................................      487      (155)      86
Long-term debt issued.......................................    4,143       119      454
Long-term debt issued by discontinued operations............       --       546       --
Long-term debt repaid.......................................   (2,785)     (965)    (303)
Settlement of forward equity contracts......................     (125)       --       --
Cancellation of Class B EPS.................................      (13)       --       --
Stock option exercises......................................       15        37       10
Dividends paid..............................................   (3,357)       --       --
Share repurchases...........................................     (371)       --      (57)
Other, net..................................................      (50)       (7)      69
                                                              -------    ------    -----
  Cash from (used for) financing activities.................   (2,056)     (425)     259
                                                              -------    ------    -----
Exchange rate effect on cash and cash equivalents...........       --        (3)       1
                                                              -------    ------    -----
Increase in cash and cash equivalents.......................       49         8       39
Cash and cash equivalents -- beginning of period............      126       118       79
                                                              -------    ------    -----
Cash and cash equivalents -- end of period..................  $   175    $  126    $ 118
                                                              =======    ======    =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..................................................  $   445    $   11    $  17
                                                              =======    ======    =====
  Income taxes, net of refunds..............................  $    63    $  227    $  60
                                                              =======    ======    =====

The accompanying notes to financial statements are an integral part of the above statements.

                           STARWOOD HOTELS & RESORTS

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                                                                (IN MILLIONS,
                                                              EXCEPT SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................        $   12
  Accounts receivable.......................................            24
  Receivable, Corporation...................................            42
  Prepaid expenses and other................................             3
                                                                    ------
          Total current assets..............................            81
Investments, Corporation....................................         1,057
Investments.................................................            86
Plant, property and equipment, net..........................         4,411
Long-term receivables, net, Corporation.....................         2,583
Goodwill and intangible assets, net.........................           258
Other assets................................................           152
Net assets held for sale....................................            18
                                                                    ------
                                                                    $8,646
                                                                    ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................        $    6
  Accrued expenses..........................................            68
  Short-term borrowings and current maturities of long-term
     debt...................................................             1
                                                                    ------
          Total current liabilities.........................            75
Long-term debt..............................................           737
Minority interest...........................................            39
                                                                    ------
                                                                       851
                                                                    ------
Equity put options and forward equity contracts.............            23
                                                                    ------
Class B exchangeable preferred shares, at redemption value
  of $38.50.................................................           149
                                                                    ------
Commitments and contingencies
Stockholders' equity:
  Class A exchangeable preferred shares; $0.01 par value;
     authorized 30,000,000 shares; outstanding 4,373,457
     shares.................................................            --
  Trust common shares of beneficial interest; $0.01 par
     value; authorized 1,200,000,000 shares; outstanding
     175,574,135 shares.....................................             2
  Additional paid-in capital................................         7,557
  Retained earnings.........................................            64
                                                                    ------
          Total stockholders' equity........................         7,623
                                                                    ------
                                                                    $8,646
                                                                    ======

The accompanying notes to financial statements are an integral part of the above statements.

                           STARWOOD HOTELS & RESORTS

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  PERIOD FROM
                                                              FEBRUARY 23, 1998 TO
                                                               DECEMBER 31, 1998
                                                              --------------------
                                                              (IN MILLIONS, EXCEPT
                                                                PER SHARE DATA)
REVENUES
Unconsolidated joint ventures and other.....................         $  10
Rent and interest, Corporation..............................           590
                                                                     -----
                                                                       600
                                                                     -----
COSTS AND EXPENSES
Selling, general and administrative.........................            22
Depreciation and amortization...............................           131
                                                                     -----
                                                                       153
                                                                     -----
                                                                       447
Interest expense, net of interest income of $6..............           (24)
Income tax expense..........................................            (1)
Minority equity in net income...............................           (10)
                                                                     -----
Net income..................................................         $ 412
                                                                     =====
Net income per share -- basic...............................         $2.05
                                                                     =====
Net income per share -- diluted.............................         $2.04
                                                                     =====
Weighted average number of shares...........................           192
                                                                     =====
Weighted average number of shares assuming dilution.........           202
                                                                     =====

The accompanying notes to financial statements are an integral part of the above statements.

                           STARWOOD HOTELS & RESORTS

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  PERIOD FROM
                                                              FEBRUARY 23, 1998 TO
                                                               DECEMBER 31, 1998
                                                              --------------------
                                                                 (IN MILLIONS)
OPERATING ACTIVITIES
Net income..................................................         $ 412
Adjustments to net income:
  Depreciation and amortization.............................           131
  Minority equity in net income.............................            10
  Equity income, net of dividends received..................             2
Changes in working capital:
  Accounts receivable.......................................            (8)
  Accounts payable..........................................             1
  Accrued expenses..........................................           (17)
Other, net..................................................            72
                                                                     -----
  Cash from operating activities............................           603
                                                                     -----
INVESTING ACTIVITIES
Additions to plant, property and equipment..................          (177)
Proceeds from sale of real estate and investments...........           282
Acquisitions, net of acquired cash..........................           (13)
Notes receivable, Corporation...............................           488
Other, net..................................................          (325)
                                                                     -----
  Cash from investing activities............................           255
                                                                     -----
FINANCING ACTIVITIES
Short-term debt, net........................................             1
Long-term debt issued.......................................           319
Long-term debt repaid.......................................          (546)
Settlement of forward equity contracts......................           (88)
Cancellation of Class B EPS.................................           (13)
Stock option exercises......................................            11
Dividends paid..............................................          (278)
Share repurchases...........................................          (260)
Other, net..................................................             8
                                                                     -----
  Cash used for financing activities........................          (846)
                                                                     -----
Increase in cash and cash equivalents.......................            12
Cash and cash equivalents -- beginning of period............            --
                                                                     -----
Cash and cash equivalents -- end of period..................         $  12
                                                                     =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..................................................         $  21
                                                                     =====
  Income taxes..............................................         $   1
                                                                     =====

The accompanying notes to financial statements are an integral part of the above statements.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The accompanying consolidated balance sheets as of December 31, 1998 include the accounts of (i) Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation") and its subsidiaries (the "Company" or "Starwood"), including Starwood Hotels & Resorts and its subsidiaries (the "Trust") and ITT Corporation and its subsidiaries ("ITT") (see Note 3), and (ii) the Trust. Because the Company's acquisition of ITT (the "ITT Merger") was treated as a reverse purchase for financial accounting purposes, the statements of operations, comprehensive income, equity and cash flows for the year ended December 31, 1998 include the accounts of the Company and the Trust for the period from the closing of the ITT Merger on February 23, 1998 through December 31, 1998 and the accounts of ITT for the year ended December 31, 1998. Additionally, the balance sheet as of December 31, 1997 and the statements of operations, comprehensive income, equity and cash flows for the years ended December 31, 1997 and 1996 represent the results of ITT.

     The Trust was formed in 1969 and elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code (the "Code"). In 1980, the Trust formed the Corporation and made a distribution to the Trust's shareholders of one share of common stock, par value $0.01 per share, of the Corporation (a "Corporation Share") for each common share of beneficial interest, par value $0.01 per share, of the Trust (a "Trust Share"). Until January 6, 1999, the Corporation Shares and Trust Shares were paired on a one-for-one basis and, pursuant to an agreement between the Corporation and the Trust, could be held or transferred only in units ("Paired Shares") consisting of one Corporation Share and one Trust Share.

     At December 31, 1998, the combined Corporation and Trust entity was a "paired share REIT" under the grandfathering provisions of the Code. During 1998, Congress enacted tax legislation that has the effect of eliminating this grandfathering for certain interests in real property acquired after March 26, 1998. In response to this legislation, a restructuring of the Corporation and the Trust (the "Restructuring") was proposed by the Company and was approved by the Corporation and Trust shareholders on January 6, 1999. As a result of the Restructuring, the Trust became a subsidiary of the Corporation, which holds all outstanding shares of the new Class A shares of beneficial interest in the Trust. Each outstanding Trust Share was converted into one share of the new non-voting Class B shares of beneficial interest in the Trust (a "Class B Share"). The Corporation Shares and the Class B Shares trade together on a one-for-one basis, and pursuant to an agreement between the Corporation and the Trust, may be transferred only in units ("Shares") consisting of one Corporation Share and one Class B Share. The Restructuring was accounted for as a reorganization of two companies under common control. As such, there was no revaluation of the assets and liabilities of the combining companies. Any further references in this filing to Starwood or the Company include the Trust and its subsidiaries. Unless otherwise stated herein, all information with respect to Shares refers to Shares since January 6, 1999 and to Paired Shares for periods before January 6, 1999.

     The Company is one of the largest hotel companies in the world and the Trust is one of the largest REITs in the United States. The Company's principal business segment is hotels, which is comprised of a worldwide hospitality network of approximately 690 full-service hotels primarily serving three markets: luxury, upscale and mid-price. The Company's hotel operations are represented on every continent and in nearly every major world market.

     During the first quarter of 1999, the Company recorded pretax charges of $15 million for costs directly attributable to the Restructuring, such as legal, accounting and investment banking fees. As a result of the Restructuring, the Company also recorded a one-time charge of $936 million to establish a deferred tax liability relating to the difference between the book and tax basis in the assets of the Trust.

     The Corporation, through its subsidiaries, is the general partner of, and held an aggregate 81.2% partnership interest in, SLC Operating Limited Partnership (the "Operating Partnership") as of December 31, 1998. The Trust, through its subsidiaries, is the general partner of, and held an aggregate 92.3%

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

partnership interest in, SLT Realty Limited Partnership (the "Realty Partnership" and, together with the Operating Partnership, the "Partnerships") as of December 31, 1998. The Realty Partnership principally owns, directly or indirectly, fee, ground lease and mortgage loan interests in hotel properties. The Operating Partnership, directly or indirectly, principally leases hotel properties from the Realty Partnership and also owns fee interests in other hotel properties and manages hotels for third parties. The units of these Partnerships ("LP Units") held by the limited partners of the respective Partnerships ("Limited Partners") are exchangeable on a one-for-one basis for Shares. At December 31, 1998, there were approximately 10.5 million LP Units outstanding. For all periods presented, the LP Units are assumed to have been converted to Shares for purposes of calculating basic and diluted weighted average Shares outstanding.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     INVENTORIES. Inventories, comprised principally of hotel operating supplies, are generally valued at the lower of cost (first-in, first-out) or market and potential losses from obsolete and slow-moving inventories are provided for in the current period.

     INVESTMENTS. Investments in partnerships and joint ventures are accounted for using the equity method of accounting when the Company has a 20% to 50% ownership interest or exercises control over the venture. If the Company's interest exceeds 50% and the Company exercises control over the venture, the results of the partnership or joint venture are consolidated herein. All other investments are generally accounted for under the cost method.

     Under the equity method of accounting, profits and losses are allocated in accordance with the partnership or joint venture agreements. The Company's share of income or losses before interest expense, depreciation expense and extraordinary items is included in unconsolidated joint ventures and other revenues in the accompanying consolidated statements of operations. The Company's proportionate share of interest expense and depreciation and amortization expense of such ventures is included in interest expense and depreciation and amortization expense, respectively, in the accompanying consolidated statements of operations.

     PLANT, PROPERTY AND EQUIPMENT. Plant, property and equipment, including capitalized interest of $14 million, $7 million and $7 million in 1998, 1997 and 1996, respectively, applicable to major project expenditures, are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful economic lives of 15 to 40 years for buildings and improvements, 5 to 10 years for furniture, fixtures and equipment, and the lesser of the leasehold term or 40 years for leasehold improvements. Gains or losses on the sale or retirement of assets are included in income when the assets are sold provided there is reasonable assurance of the collectibility of the sales price and any future activities to be performed by the Company relating to the hotel assets sold are insignificant.

     The Company evaluates the carrying value of each of the Company's assets for impairment. For assets not held for sale, the expected undiscounted future cash flows of the assets are compared to the net book value of the assets. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value is charged to current earnings. When assets are identified by management as held for sale, the Company discontinues depreciating the assets and estimates the fair value of such assets. If, in management's opinion, the fair value of the assets which have been identified for sale is less than the net book value of the assets, a loss reserve is established. Fair value is determined based upon discounted cash flows of the assets at rates deemed reasonable for the type of property and prevailing market conditions, appraisals and, if appropriate, current estimated net sales proceeds from pending offers.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     LONG-TERM RECEIVABLES. Long-term receivables consist primarily of secured loans to owners of managed hotels and unconsolidated joint ventures and are included in other assets in the accompanying consolidated balance sheets. For adjustable rate loans, fair value approximates carrying value due to the variable nature of the interest rates. For fixed rate loans, fair value is determined based upon discounted cash flows from the note at rates deemed reasonable for the type of note and prevailing market conditions, appraisals, and if appropriate, current estimated net sales proceeds from pending offers to buy the underlying properties. The carrying value approximates fair value due to the interest rates being in line with market rates.

     Management considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. Impairment losses are charged to expense. Generally, cash receipts are first applied to reduce accrued and unpaid interest and then to reduce principal.

     GOODWILL AND INTANGIBLE ASSETS. Goodwill and intangible assets arose in connection with acquisitions and management contracts, respectively, and are amortized using the straight-line method over 8 to 40 years. Accumulated amortization was $85 million and $19 million at December 31, 1998 and 1997, respectively. The Company continually reviews the carrying value of goodwill and intangible assets to assess recoverability from future operations using undiscounted cash flows. Impairments would be recognized in operating results if a permanent diminution in value is deemed to have occurred.

     DERIVATIVE FINANCIAL INSTRUMENTS. The Company enters into interest rate swap agreements to manage interest rate exposure. The differential to be paid or received under these agreements is accrued consistent with the terms of the agreements and is recognized in interest expense over the term of the related debt using a method that approximates the effective interest method (the accrual accounting method). The related amounts payable to or receivable from counterparties are included in other liabilities or assets. The fair value of the swap agreements and changes in the fair value as a result of changes in market interest rates are not recognized in the financial statements.

     The Company enters into foreign currency forward contracts and foreign currency swaps as a means of hedging exposure to foreign currency fluctuations. Foreign currency forward contracts and foreign currency swaps are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. Changes in the value of the derivative instruments designated as hedges of foreign currency denominated assets and liabilities are classified in the same manner as the classification of the changes in the underlying assets and liabilities.

     The Company does not enter into these derivative financial instruments for speculative purposes and closely monitors the financial stability and credit standing of its counterparties. When a derivative financial instrument is deemed to no longer effectively correlate with its underlying assets or liabilities, it is the Company's policy to mark to market these derivatives.

     FOREIGN CURRENCY TRANSLATION. Balance sheet accounts are translated at the exchange rates in effect at each year end and income and expense accounts are translated at the average rates of exchange prevailing during the year. The national currencies of foreign operations are generally the functional currencies. Gains and losses from foreign currency translation and the effect of exchange rate changes on intercompany transactions of a long-term investment nature are generally included as a separate component of stockholders' equity in accordance with SFAS No. 52. Gains and losses from foreign currency transactions are reported currently in costs and expenses and were insignificant for all periods presented.

     INCOME TAX. Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets, including net operating loss carryforwards, and

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the new rate is enacted.

     The Trust has elected to be treated as a REIT under the provisions of the Code beginning with the 1995 calendar year. As a result, the Trust will not be subject to federal income tax on its taxable income at corporate rates provided it distributes annually 100% of its taxable income to its shareholders and complies with certain other requirements.

     EARNINGS PER SHARE. The following reconciliation of basic earnings per Share to diluted earnings per Share for income (loss) from continuing operations assumes the conversion of LP Units to Shares (in millions, except per Share data):

                                                              YEAR ENDED DECEMBER 31,
                           ----------------------------------------------------------------------------------------------
                                        1998                            1997                            1996
                           ------------------------------   -----------------------------   -----------------------------
                           EARNINGS   SHARES   PER SHARES   EARNINGS   SHARES   PER SHARE   EARNINGS   SHARES   PER SHARE
                           --------   ------   ----------   --------   ------   ---------   --------   ------   ---------
Income (loss) from
  continuing
  operations.............    $220                            $(223)                           $156
Dividends on Class A and
  Class B EPS............     (17)                              --                              --
                             ----                            -----                            ----
Basic earnings (loss)....    $203      192       $1.06       $(233)     126      $(1.85)      $156      125       $1.25
                             ====                =====       =====               ======       ====                =====
Effect of dilutive
  securities:
  Employee stock
    options..............                2                               --                               2
                                       ---                              ---                             ---
Diluted earnings
  (loss).................    $203      194       $1.05       $(233)     126      $(1.85)      $156      127       $1.23
                             ====      ===       =====       =====      ===      ======       ====      ===       =====

     Earnings per Share for the years ended December 31, 1997 and 1996, as previously reported by ITT, has been restated to give effect to the reverse purchase accounting for the ITT Merger and to conform to the presentation required by SFAS No. 128, Earnings Per Share.

     Class A and Class B Exchangeable Preferred Shares ("EPS") of the Trust, equity put options and forward equity contract security settlements were not included in the computation of diluted earnings per Share for the year ended December 31, 1998 as the effects were anti-dilutive. There were no Class A EPS, Class B EPS, equity put options or forward equity contracts outstanding in 1997 or 1996.

     REVENUE RECOGNITION. Generally, revenues are recognized when the services have been rendered. The following is a description of the composition of revenues for each of the Company's business segments:

          Owned, Leased and Consolidated Joint Ventures -- Represents a worldwide network of owned, leased or consolidated joint venture hotels and resorts operated primarily under the Company's proprietary brand names including Sheraton, Westin, St. Regis/Luxury Collection, Four Points and W.

          Management and Franchise Fees -- Represents fees earned on hotels managed worldwide, usually under long-term contracts with the hotel owner, and franchise fees received in connection with the franchise of the Company's Sheraton, Westin and Four Points brand names.

          Unconsolidated Joint Ventures and Other -- Represents primarily the Company's interest in unconsolidated joint ventures.

     Emerging Issues Task Force ("EITF") 97-2, Application of SFAS No. 94 and Accounting Principles Board ("APB") Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements, addresses the circumstances in which a management entity may

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

include the revenues and expenses of a managed entity in its financial statements. As a result of EITF 97-2, the Company changed its accounting policy for its managed hotels beginning in the fourth quarter of 1998. As such, revenues and expenses of non-owned managed hotels are no longer included in the Company's financial statements, and the results for all periods presented herein reflect this change in accounting policy. Management fees earned by the Company for the hotels are included in management and franchise fees in the accompanying consolidated financial statements. Management and franchise fees are generally based on a percentage of hotel room revenues. Application of EITF 97-2 for the years ended December 31, 1998, 1997 and 1996 reduced each of revenues and operating expenses by approximately $4.2 billion, $2.8 billion and $2.8 billion, respectively. There was no impact on operating income, net income, working capital, earnings per Share or stockholders' equity as a result of this change in accounting policy.

     COMPREHENSIVE INCOME. SFAS No. 130, Reporting Comprehensive Income, requires a separate statement to report the components of comprehensive income for each period reported. Items to be included in comprehensive income include foreign currency translation adjustments, unrealized gains and losses on certain investments in debt and equity securities and minimum pension liability adjustments. The Company adopted SFAS No. 130 on January 1, 1998 and, as such, has included the required statements of comprehensive income in the accompanying financial statements for the Company.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS. Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS. In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued. This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the fair value of the derivative be recognized currently in earnings unless specific hedge accounting criteria are met. If specific hedge accounting criteria are met, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management has not yet quantified the impact of adopting SFAS No. 133 on the Company's financial statements.

NOTE 3. ACQUISITIONS

     ACQUISITION OF VISTANA. On July 18, 1999, Starwood entered into a definitive merger agreement with Vistana, Inc. ("Vistana"), pursuant to which Vistana will merge with and into a subsidiary of Starwood and thereby become a wholly-owned subsidiary of Starwood. Vistana's principal operations include the acquisition, development and operation of vacation ownership resorts, marketing and selling vacation ownership interests in the resorts, and providing financing to customers who purchase such interests.

     Each outstanding share of Vistana common stock, par value $.01 per share will be converted into $5.00 in cash and a fraction of a Share with such fraction being valued at $14.00 per Share, assuming that Starwood's average Share price is between $30-$36 per Share for a defined period of time.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     ACQUISITION OF ITT. On February 23, 1998, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1997 (the "ITT Merger Agreement"), among the Corporation, Chess Acquisition Corp. ("Merger Sub"), the Trust and ITT, the Company acquired ITT.

     Pursuant to the terms of the ITT Merger Agreement, Merger Sub, a newly formed Nevada corporation, was merged with and into ITT, whereupon the separate corporate existence of Merger Sub ceased and ITT continued as the surviving corporation. As a result of the ITT Merger, ITT was owned jointly by the Trust and the Corporation. Immediately after the effective time of the ITT Merger, the Corporation purchased all of the common stock, no par value, of ITT ("ITT Common Stock") owned by the Trust for a combination of cash and notes. After such purchase, ITT became a wholly owned subsidiary of the Corporation.

     Under the terms of the ITT Merger Agreement, each outstanding share of ITT Common Stock, together with the associated right to purchase shares of Series A Participating Cumulative Preferred Stock of ITT (the rights and, together with the ITT Common Stock, "ITT Shares"), other than those that were converted into cash pursuant to a cash election by the holder (and other than ITT Shares owned directly or indirectly by ITT or Starwood, which shares were canceled), was converted into 1.543 Shares. Pursuant to cash election procedures, approximately 35 million ITT Shares, representing approximately 30% of the outstanding ITT Shares, were converted into $85 in cash per share. In addition, each ITT Share was converted into additional cash consideration in the amount of $0.37493151, which amount represents the interest that would have accrued (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of the closing of the ITT Merger (February 23, 1998). The aggregate value of the ITT acquisition in cash, Shares and assumed debt was approximately $14.6 billion.

     The Company accounted for the ITT Merger as a reverse purchase in accordance with APB Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although the Company issued Shares to ITT stockholders and survived the ITT Merger, the Trust and the Corporation are considered the acquired companies for accounting purposes since the prior ITT stockholders held a majority of the outstanding Shares immediately after the ITT Merger was consummated. The fair market value of the Shares outstanding and available upon conversion of the LP Units held by Starwood's stockholders prior to the ITT Merger and the Limited Partners, respectively (using the stock price of $54.31 per Share, based on the average of the high and low prices per Share of Starwood as reported on the New York Stock Exchange (the "NYSE") on November 12, 1997), is used as the valuation basis for the combination. The fair market value of the Shares outstanding on February 23, 1998 (the ITT Merger closing date) immediately prior to giving effect to the ITT Merger in excess of the net book value of the assets and liabilities of Starwood has been allocated to plant, property and equipment and goodwill. The goodwill is being amortized over a 40-year period. The Company has completed a valuation of the assets acquired and liabilities assumed and has allocated the excess of fair market value of the assets and liabilities

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

based on that valuation. The calculation of the excess of the fair market value of the Shares over the book value of the Company's assets and liabilities at February 23, 1998 is as follows (in millions):

Total Shares and LP Units outstanding prior to the ITT
  Merger....................................................       80
Fair market value of the Company's Shares using the stock
  price of $54.31 (based on the average of the high and low
  prices per Share of Starwood as reported on the NYSE on
  November 12, 1997)........................................  $ 4,361
Book value of the Company's consolidated equity.............   (1,775)
Transaction-related fees and expenses.......................       37
Minority interest related to the Partnerships...............     (152)
                                                              -------
Excess of fair market value of Shares over the book value of net assets................................................  $ 2,471
                                                              =======

     Because the acquisition of ITT is treated as a reverse purchase for financial accounting purposes, the statements of operations, comprehensive income and cash flows for the year ended December 31, 1998 include the accounts of the Trust and the Corporation for the period from the closing of the ITT Merger on February 23, 1998 through December 31, 1998 and the accounts of ITT for the entire year ending December 31, 1998. Historical stockholders' equity of the Company prior to the ITT Merger has been retroactively restated for the equivalent number of shares received in the ITT Merger after giving effect to the difference in par value between Starwood's and ITT's stock. Unless otherwise indicated, all references herein to the number of Shares and per share amounts have been restated to reflect the impact of the reverse acquisition at the conversion factor of 1.543 Shares for each ITT Share acquired.

     ACQUISITION OF WESTIN. On January 2, 1998, pursuant to a Transaction Agreement dated as of September 8, 1997 (the "Transaction Agreement"), among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide"), W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver"), W&S Atlanta Corp. ("Atlanta" and, together with Westin Worldwide, Lauderdale, Seattle, St. John and Denver, "Westin"), W&S Hotel L.L.C., the Trust, the Corporation and the Partnerships, Starwood acquired Westin.

     Pursuant to the terms of the Transaction Agreement,

          (i) Westin Worldwide merged into the Trust (the "Westin Merger"). In connection with the Westin Merger, all the issued and outstanding shares of capital stock of Westin Worldwide (other than shares held by Westin Worldwide and its subsidiaries or by the Company) were converted into an aggregate of 6,285,783 Class A EPS and 5,294,783 Class B EPS and cash in the amount of $177.9 million;

          (ii) The stockholders of Lauderdale, Seattle and Denver contributed all the outstanding shares of such companies to the Realty Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain LP Units, the Realty Partnership issued to such stockholders an aggregate of 470,309 LP Units of the Realty Partnership and the Trust issued to such stockholders an aggregate of 127,534 shares of Class B EPS. In addition, in connection with the foregoing share contribution, the Realty Partnership assumed, repaid or refinanced the indebtedness of Lauderdale, Seattle and Denver and assumed $84.2 million of indebtedness incurred by the members of W&S Hotel L.L.C. prior to such contributions; and

          (iii) The stockholders of Atlanta and St. John contributed all the outstanding shares of such companies to the Operating Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain LP Units, the Operating Partnership issued to such stockholders an aggregate of 312,741 LP Units of the Operating Partnership and the Trust issued to such stockholders an

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     aggregate of 80,415 shares of Class B EPS. In addition, in connection with the foregoing share contributions, the Operating Partnership assumed, repaid or refinanced indebtedness of Atlanta and St. John and assumed $3.4 million of indebtedness incurred by the members of W&S Hotel L.L.C. prior to such contributions.

     The aggregate principal amount of debt assumed or incurred by the Company pursuant to the Westin Transaction Agreement was approximately $1.0 billion. The Company accounted for the acquisition of Westin as a purchase in accordance with APB No. 16. As such, the carrying values of the assets acquired and liabilities assumed were recorded at fair market value resulting in goodwill and identified intangibles of $1.1 billion.

     The shares of Class A and Class B EPS and the limited partnership interests issued in connection with the Westin Merger and the contribution of Seattle, Lauderdale, Denver, St. John and Atlanta to the Partnerships are directly or indirectly exchangeable on a one-for-one basis (subject to certain adjustments) for Shares (subject to the right of the Company to elect to pay cash in lieu of issuing such shares). The limited partnership interests also are exchangeable on a one-for-one basis for shares of Class B EPS. The shares of Class B EPS have a liquidation preference of $38.50 per share and provide the holders with the right, from and after the fifth anniversary of the closing date of the Westin Merger, to require the Trust to redeem such shares at a price of $38.50.

     OTHER HOTEL ACQUISITIONS. In May 1998, the Company acquired the 242-room Danbury Hilton Hotel in Danbury, Connecticut for approximately $20 million in cash.

     In January 1998, the Company completed the acquisition of four full-service, luxury properties located in Aspen, Colorado; New York, New York; Washington, D.C.; and Houston, Texas for a total consideration of approximately $348 million, consisting of $164 million in cash and 3.7 million Shares, valued for purposes of this transaction, at approximately $184 million.

     UNAUDITED PRO FORMA RESULTS. The following unaudited pro forma information reflects the ITT Merger, the acquisition of Westin and certain asset sales as if they occurred on January 1, 1997 and does not purport to present what actual results would have been had such transactions, in fact, occurred at January 1, 1997, or to project results for any future period (in millions, except per Share data):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Revenues....................................................  $3,594    $3,090
Income (loss) from continuing operations....................  $  164    $ (246)
Net income (loss)...........................................  $1,246    $ (311)
Basic income (loss) from continuing operations per Share....  $ 0.76    $(1.95)
Diluted income (loss) from continuing operations per
  Share.....................................................  $ 0.75    $(1.95)

NOTE 4. DISPOSITIONS

     In January 1999, the Company sold the International Golf Club in Bolton, Massachusetts for $25 million in net proceeds and recognized a gain of $6 million in the first quarter of 1999.

     The Company disposed of the following eight properties in May 1998 for a total of approximately $245 million in cash: the 229-room Embassy Suites Phoenix Airport in Phoenix, Arizona; the 224-room Tempe Embassy Suites in Tempe, Arizona; the 198-room Palm Desert Embassy Suites in Palm Desert, California; the 233-room Embassy Suites Hotel in Atlanta, Georgia; the 297-room St. Louis Embassy Suites in St. Louis, Missouri; the 308-room Doubletree Guest Suites in Dallas-Ft. Worth International Airport, Texas; the

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

254-room Doubletree Guest Suites Cypress Creek in Ft. Lauderdale, Florida; and the 155-room Doubletree Guest Suites in Lexington, Kentucky.

     There was no gain or loss recognized in connection with these dispositions as the fair market value of the assets approximated the net book value at the time of the disposition.

     In May 1998, the Company sold a Gulfstream V corporate aircraft for approximately $39 million in cash. A gain of $2 million was recognized in connection with this disposition.

     During 1998, the Company sold three additional properties. No gain or loss was recognized in connection with these dispositions.

     In June 1997, ITT sold a 38.5% ownership interest in Madison Square Garden, L.P. ("MSG") to Cablevision Systems Corporation ("Cablevision") for approximately $500 million and recorded a pretax gain of approximately $200 million. ITT also had two "put" options each allowing ITT to require Cablevision or MSG to purchase one-half of ITT's then continuing interest in MSG for $75 million. In addition, ITT contributed to MSG an ITT-owned aircraft which MSG had used for the New York Knickerbockers basketball team and the New York Rangers hockey team. In consideration of the aircraft contribution, Cablevision agreed to increase the exercise price of each of ITT's "put" options by $19 million. The Company exercised one "put" option in April 1998 for total consideration of approximately $94 million and the remaining "put" option in April 1999 for total consideration of approximately $87 million.

     During 1997, ITT sold its interest in the capital stock of Alcatel Alsthom. Total proceeds from these sales were approximately $830 million, resulting in a pretax gain of $183 million.

NOTE 5. DISCONTINUED OPERATIONS

     GAMING. On April 27, 1999, the Company and certain of its subsidiaries entered into a definitive agreement to sell all of its gaming operations, excluding the Desert Inn Resort & Casino in Las Vegas, Nevada (the "Desert Inn"), for cash proceeds of approximately $3.0 billion to Park Place Entertainment Corporation. On May 18, 1999, the Company entered into a definitive agreement to sell the Desert Inn for cash proceeds of approximately $275 million to Sun International Hotels Limited. These sales constitute the disposition of Starwood's gaming operations and are expected to close prior to the end of 1999 and in mid-2000, respectively.

     The accompanying consolidated financial statements have been restated to reflect the results of operations and net assets of Starwood's gaming operations as a discontinued operation. This restatement includes the allocation of long-term debt of $2.1 billion, $1.2 billion and $1.0 billion and the related interest expense of $161 million, $89 million and $73 million, as of the years ended December 31, 1998, 1997 and 1996, respectively, to the discontinued operations. These allocations were based upon the ratio of net gaming segment assets to the Company's total capitalization. During the first quarter of 1999, the Company provided for estimated after-tax losses on the disposal of the discontinued operations of $180 million ($158 million pretax), which includes anticipated operating results of approximately $50 million prior to the disposal. Summary financial information of the discontinued gaming operations is as follows (in millions):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------    -------
BALANCE SHEET DATA
Total assets................................................  $ 3,751    $ 3,541
Total liabilities...........................................     (368)      (374)
Debt related to discontinued operations.....................   (2,316)    (1,361)
                                                              -------    -------
Net assets of discontinued operations.......................  $ 1,067    $ 1,806
                                                              =======    =======

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1998      1997      1996
                                                           ------    ------    ------
INCOME STATEMENT DATA
Revenues.................................................  $1,377    $1,212    $1,285
Restructuring and other special charges..................  $  (55)   $  (51)   $   --
Operating income.........................................  $   64    $   62    $  215
Interest expense, including allocated interest...........  $ (166)   $  (78)   $  (81)
Miscellaneous expense, net...............................  $   --    $  (16)   $   (7)
Income tax benefit (expense).............................  $   19    $   (5)   $  (56)
Minority equity in net (income) loss.....................  $   11    $   --    $   (1)
Income (loss) from discontinued operations...............  $  (72)   $  (37)   $   70

     ITT EDUCATIONAL SERVICES, INC. In June 1998, the Company sold approximately 13.0 million shares of ITT Educational Services, Inc. ("Educational Services") in a public offering for net proceeds of approximately $304 million. The Company recorded a gain of $253 million before income taxes of $93 million. Subsequent to this sale, the Company was a minority holder in Educational Services and, as such, accounted for its remaining interest under the equity method by recording its proportionate share of net losses totaling $1 million for the period from June 1, 1998 to December 31, 1998. At December 31, 1998, the assets and liabilities of Educational Services are included in net assets of discontinued operations in the accompanying financial statements. Summary financial information of Educational Services is as follows (in millions):

                                                              DECEMBER 31,
                                                              ------------
                                                              1998    1997
                                                              ----    ----
BALANCE SHEET DATA
Total assets................................................  $36     $144
Total liabilities...........................................   --      (71)
                                                              ---     ----
Net assets of discontinued operations.......................  $36     $ 73
                                                              ===     ====

                                                                           YEAR ENDED
                                                          FIVE MONTHS     DECEMBER 31,
                                                             ENDED        ------------
                                                          MAY 31, 1998    1997    1996
                                                          ------------    ----    ----
INCOME STATEMENT DATA
Revenues................................................      $114        $262    $232
Operating income........................................      $ 12        $ 27    $ 21
Interest income.........................................      $  2        $  5    $  4
Miscellaneous expense, net..............................      $ --        $ --    $ (1)
Income tax expense......................................      $ (6)       $(13)   $(10)
Minority equity in net income...........................      $ (1)       $ (3)   $ (2)
Income from discontinued operations.....................      $  7        $ 16    $ 12

     In February 1999, the Company completed the sale of its remaining interest in Educational Services, selling 8.0 million shares of common stock of Educational Services in an underwritten public offering at a price per share of $34.00. Concurrently, Educational Services repurchased the Company's remaining
1.5 million shares of Educational Services common stock at $32.73 per share. Starwood received aggregate net proceeds of approximately $310 million from these transactions, which were used to repay a portion of the Company's outstanding debt. The Company recognized a gain of $268 million, before taxes, on the sale in the first quarter of 1999.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     ITT WORLD DIRECTORIES. In February 1998, the Company disposed of ITT World Directories ("WD"), the subsidiary through which ITT conducted its telephone directories publishing business, to VNU International B.V., a leading international publishing and information company based in the Netherlands, for gross consideration of $2.1 billion. The Company recorded a gain of $1,530 million before income taxes of $528 million on the disposition. Interest expense and debt related to the disposition of WD was allocated to discontinued operations. The assets and liabilities of WD are included in net liabilities of discontinued operations in the accompanying financial statements as of December 31, 1997. Summary financial information of WD is as follows (in millions):

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
BALANCE SHEET DATA
Total assets................................................    $   562
Total liabilities...........................................       (212)
Debt related to discontinued operations.....................     (1,950)
                                                                -------
Net liabilities of discontinued operations..................    $(1,600)
                                                                =======

                                                         PERIOD FROM        YEAR ENDED
                                                       JANUARY 1, 1998     DECEMBER 31,
                                                       TO FEBRUARY 19,    --------------
                                                            1998          1997     1996
                                                       ---------------    -----    -----
INCOME STATEMENT DATA
Revenues.............................................       $  8          $ 586    $ 647
Operating income (loss)..............................       $ (8)         $ 192    $ 208
Interest expense, including allocated interest.......       $(14)         $(130)   $(138)
Miscellaneous expense, net...........................       $ --          $  (7)   $  (1)
Income tax (expense) benefit.........................       $  7          $ (25)   $ (27)
Minority equity in net (income) loss.................       $  1          $ (21)   $ (31)
Income (loss) from discontinued operations...........       $(14)         $   9    $  11

NOTE 6. CHANGE IN ACCOUNTING PRINCIPLE

     Effective January 1, 1997, ITT changed its method of accounting for start-up costs on major hospitality and gaming projects to expense these costs as incurred. Prior to 1997, the Company capitalized these costs and amortized them over a three-year period. ITT's 1997 results include a charge of $17 million before income taxes of $6 million as the cumulative effect of this accounting change. In connection with the ITT Merger, the Company elected to follow ITT's accounting treatment for start-up costs and, as such, is expensing start-up costs as incurred.

NOTE 7. EXTRAORDINARY ITEM

     During 1997, ITT announced the tender offer for $546 million of debt securities of a subsidiary company. The tender offer was financed through short-term bank facilities. The tender offer resulted in ITT paying a tender premium of $42 million after tax ($78 million pretax) which was recorded in 1997 as an extraordinary loss on the early retirement of debt.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8. RESTRUCTURING AND OTHER SPECIAL CHARGES

     During 1998, the Company recorded pretax restructuring and other special charges totaling approximately $149 million. The charges represent a portion of the restructuring and other special charges announced by the Company in August 1998.

     The 1998 restructuring and other special charges consist of the following (in millions):

                                           NON-CASH        CASH        EXPENDITURES
                                           CHARGES     EXPENDITURES      ACCRUED       TOTAL
                                           --------    ------------    ------------    -----
Write-down of assets.....................    $60           $--             $ --        $ 60
ITT Merger-related costs.................     10            59               43         112
Adjustment to ITT 1997 other special
  charges................................     --            --              (23)        (23)
                                             ---           ---             ----        ----
Total....................................    $70           $59             $ 20        $149
                                             ===           ===             ====        ====

     WRITE-DOWN OF ASSETS. The restructuring and other special charges for the write-down of assets include an investment in a hotel in Kuala Lampur, Malaysia and a mortgage note receivable secured by a hotel in Paris, France. Substantially all of these assets were ITT assets and were written down primarily as a result of certain worldwide economic conditions indicating a reduced value for these assets.

     ITT MERGER-RELATED COSTS. The restructuring and other special charges include costs related to the ITT Merger consisting primarily of severance payments and relocation costs for ITT employees and certain costs to integrate the companies, including costs to integrate the Company's frequent guest programs and to close down duplicate facilities. The Company expects to pay out the remaining balance of $43 million during 1999.

     ADJUSTMENT TO ITT 1997 OTHER SPECIAL CHARGES. During the fourth quarter of 1998, the Company reversed approximately $23 million in special charges related to a liability set up during 1997 by ITT for tax reimbursements that will not be paid due to modifications of contractual agreements with certain former employees. The remaining balance of $62 million will be paid out in 1999 subject to resolution of certain contract terms.

     1998 OTHER SPECIAL CHARGES. In addition, during the third quarter of 1998, the Company recorded a non-recurring charge to selling, general and administrative expense of approximately $30 million primarily associated with the vesting, during the quarter, of certain restricted stock granted earlier in the year to the new President and Chief Executive Officer of the Corporation. Also during 1998, the Company recorded a $40 million non-recurring charge to interest expense associated with the settlement of certain forward interest swap agreements (see Note 21).

     ITT 1997 RESTRUCTURING AND OTHER SPECIAL CHARGES. As a result of the ITT Merger, ITT recorded the following special charges in 1997: (1) conversion of the accounting for ITT's stock option plan to variable accounting due to limited stock appreciation rights subject to exercise and related charges for tax reimbursements to employees of $404 million, and (2) other costs including legal fees, investment banking fees and asset write-offs totaling $152 million which are included in miscellaneous expense, net. The employee-related costs and the restructuring charges are included as a component of operating income in the accompanying financial statements, while the other costs are included in miscellaneous expense, net.

     Additionally, during 1997, ITT recorded pretax charges totaling $236 million to restructure and rationalize operations at its World Headquarters and the headquarters of its field operations. Of the total pretax charge, approximately $196 million represented severance and other related employee termination costs associated with the elimination of nearly 370 positions worldwide. The balance of the restructuring charge ($40 million pretax) related primarily to asset write-offs, lease commitments and termination penalties.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1998, the Company has remaining accruals related to these restructuring and other special charges of approximately $159 million primarily related to remaining lease commitments which expire through 2006, the settlement of certain employee benefits scheduled to be completed in the first quarter of 2000 and the tax reimbursements to certain former employees discussed previously.

NOTE 9. INVESTMENTS

     Investments consisted of the following (in millions):

                                                              DECEMBER 31,
                                                              ------------
                                                              1998    1997
                                                              ----    ----
Equity in WBIS+.............................................  $ --    $119
Equity in and advances to hotel partnerships and joint
  ventures..................................................   318     212
Other investments at cost...................................    18      19
                                                              ----    ----
                                                              $336    $350
                                                              ====    ====

     Equity in earnings of unconsolidated subsidiaries accounted for on the equity basis were $20 million, $7 million and $3 million in 1998, 1997 and 1996, respectively.

     In July 1998, the Company acquired a 95% non-controlling interest in the 760-room Westin Maui in Maui, Hawaii for approximately $132 million.

     In March 1998, the Company and Dow Jones & Company, Inc. sold WBIS+, Channel 31 in New York City, to Paxson Communications Corporation for a total cash purchase price of approximately $258 million; approximately $128 million was received by the Company, resulting in a pretax gain of $6 million.

     The fair market value of investments is based on the market prices for the last day of the period if the investment trades on quoted exchanges. For non-traded investments, fair value is estimated based on the underlying value of the investment. The carrying value of other investments approximates fair value based on market prices and the value of the underlying collateral.

NOTE 10. PLANT, PROPERTY AND EQUIPMENT

     Plant, property and equipment consisted of the following (in millions):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Land and improvements.......................................  $1,264    $  809
Buildings and improvements..................................   6,055     2,052
Furniture, fixtures and equipment...........................   1,247       787
Construction work in process................................     190        50
                                                              ------    ------
                                                               8,756     3,698
Less accumulated depreciation and amortization..............    (899)     (634)
                                                              ------    ------
                                                              $7,857    $3,064
                                                              ======    ======

NOTE 11. NET ASSETS HELD FOR SALE

     At December 31, 1998, the Company's hotel portfolio included two hotel properties held for sale: the 155-room Tyee Hotel in Olympia, Washington and the 259-room Four Points Hotel in Wichita, Kansas. These properties were included in net assets held for sale in the accompanying balance sheets. There can be no

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

assurance that these sales will occur or, if they occur, as to the timing of such sales. Management will evaluate its alternatives in the event a decision is made to change its current intention to sell these properties.

     In 1997, ITT announced its intention to sell its investment in MSG. For financial reporting purposes, the assets and liabilities attributable to this property and investment have been included in net assets held for sale as of December 31, 1998 and 1997. In April 1999, the Company disposed of its remaining interest in MSG for net proceeds of $87 million and an estimated pretax gain of $42 million.

NOTE 12. OTHER ASSETS

     Other assets include long-term receivables of $277 million and $271 million at December 31, 1998 and 1997, respectively, which are net of allowance for doubtful accounts of $31 million and $55 million, respectively. These long-term receivables exclude current maturities of $42 million and $28 million, respectively, which are included in accounts receivable. Total unsecured and secured long-term receivables totaled $149 million and $201 million, respectively, as of December 31, 1998 and $267 million and $87 million, respectively, as of December 31, 1997.

NOTE 13. ACCRUED EXPENSES

     Accrued expenses include accrued restructuring and other special charges of $168 million and $668 million, salaries, wages and benefits of $123 million and $53 million and accrued interest of $48 million and $31 million as of December 31, 1998 and 1997, respectively. The remaining balance of $443 million and $236 million as of December 31, 1998 and 1997, respectively, represents other accrued expenses including, but not limited to, legal costs and insurance.

NOTE 14. INCOME TAXES

     Income tax data from continuing operations of the Company is as follows (in millions):

                                                              1998     1997     1996
                                                              -----    -----    ----
Pretax income (loss)
  U.S.......................................................  $  35    $(206)   $192
  Foreign...................................................    110      136      87
                                                              -----    -----    ----
                                                              $ 145    $ (70)   $279
                                                              =====    =====    ====
Provision (benefit) for income tax
Current:
  U.S. federal..............................................  $  34    $ 235    $ 38
  State and local...........................................      6       14       6
  Foreign...................................................     43       44      28
                                                              -----    -----    ----
                                                                 83      293      72
                                                              -----    -----    ----
Deferred:
  U.S. federal..............................................   (189)    (167)     31
  Foreign and other.........................................     17       28      14
                                                              -----    -----    ----
                                                               (172)    (139)     45
                                                              -----    -----    ----
                                                              $ (89)   $ 154    $117
                                                              =====    =====    ====

     No provision was made for U.S. taxes payable on undistributed foreign earnings amounting to approximately $194 million since these amounts are permanently reinvested.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and liabilities. Deferred tax assets (liabilities) include the following (in millions):

                                                                 DECEMBER 31,
                                                   ----------------------------------------
                                                          1998                  1997
                                                   ------------------    ------------------
                                                              FOREIGN               FOREIGN
                                                    U.S.         &        U.S.         &
                                                   FEDERAL     OTHER     FEDERAL     OTHER
                                                   -------    -------    -------    -------
Plant, property and equipment....................   $ (95)     $(110)     $(61)      $(91)
Allowances for doubtful accounts and other
  reserves.......................................      40         --        24         --
Employee benefits................................      43         --        17         --
Deferred gain....................................    (517)        --        --         --
Net operating loss carryforwards.................     211         --        --         --
Transaction costs................................      18         --       159         --
Other............................................      (8)        (2)      (13)        (5)
                                                    -----      -----      ----       ----
                                                     (308)      (112)      126        (96)
Less valuation allowance.........................    (109)        --       (64)        --
                                                    -----      -----      ----       ----
Deferred income taxes............................   $(417)     $(112)     $ 62       $(96)
                                                    =====      =====      ====       ====

     At December 31, 1998, the Company has net operating loss carryforwards of approximately $534 million for federal income tax purposes. Such carryforwards, which may provide future tax benefits, expire in 2018.

     A reconciliation of the tax provision of the Company at the U.S. statutory rate to the provision for income tax as reported is as follows (in millions):

                                                              1998     1997    1996
                                                              -----    ----    ----
Tax provision (benefit) at U.S. statutory rate..............  $  51    $(25)   $ 98
Tax on repatriation of foreign earnings.....................     (5)     21       1
Non-deductible goodwill.....................................     19      --      --
Foreign tax rate differential...............................      8      (7)     10
U.S. state and local income taxes...........................      6      23       4
Transaction costs...........................................    (21)     89      --
Exempt Trust income.........................................   (147)     --      --
Deferred asset valuation allowance..........................     --      64      --
Other.......................................................     --     (11)      4
                                                              -----    ----    ----
Provision (benefit) for income tax..........................  $ (89)   $154    $117
                                                              =====    ====    ====

NOTE 15. DEBT

     Debt, short-term borrowings and capital leases consisted of the following (in millions):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                              ------    -------
$3.1 Billion Facility:
  $1 billion five-year term loan............................  $1,000    $    --
  $1.1 billion five-year revolver...........................     814         --
IRN Facility I..............................................   2,500         --
IRN Facility II.............................................   1,000         --

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                              ------    -------
Revolving credit agreement (6.16% weighted average).........      --        600
Short-term borrowings, including $1 billion asset sale
  bridge in 1998............................................     657        875
6.25% notes due 2000........................................     699        699
6.75% notes due 2003........................................     250        250
6.75% notes due 2005........................................     449        449
7.375% debentures due 2015..................................     448        448
7.75% debentures due 2025...................................     148        148
8.875% senior subordinated notes due 2002...................     150        150
6.3%-10.0% domestic loans due 1999-2013.....................     481         44
4.75%-18.45% foreign loans due 1999-2009....................     209        255
                                                              ------    -------
                                                               8,805      3,918
Less indebtedness classified in discontinued operations.....  (2,316)    (3,311)
Less current maturities.....................................    (687)      (607)
                                                              ------    -------
Long-term debt..............................................  $5,802    $    --
                                                              ======    =======

     Aggregate debt maturities for each of the years ending December 31 are as follows (in millions):

                                                                   DISCONTINUED OPERATIONS
                                                   OPERATIONS    ---------------------------
                                     CONTINUING     CAPITAL                CAPITAL
                                        DEBT         LEASES       DEBT     LEASES     TOTAL
                                     ----------    ----------    ------    -------    ------
1999...............................    $  681         $ 7        $   --      $ 7      $  695
2000...............................       898           5             1        7         911
2001...............................       243           2            --        7         252
2002...............................       627           1           150        2         780
2003...............................     2,690          --         2,143        1       4,834
Thereafter.........................     1,336          --            --       --       1,336
                                       ------         ---        ------      ---      ------
                                        6,475          15         2,294       24       8,808
Less amounts representing
  interest.........................        --          (1)           --       (2)         (3)
                                       ------         ---        ------      ---      ------
                                       $6,475         $14        $2,294      $22      $8,805
                                       ======         ===        ======      ===      ======

     On February 23, 1998, the Company obtained two credit facilities ($5.6 billion in total) with Lehman Commercial Paper Inc., Bankers Trust Company and The Chase Manhattan Bank to fund the cash portion of the ITT Merger consideration, to refinance a portion of the Company's existing indebtedness (including indebtedness outstanding under the $2.2 billion credit facility entered into in connection with the Westin Merger) and to provide funds for general corporate purposes. These facilities are comprised of a $3.1 billion senior secured credit facility (the "$3.1 Billion Facility") and a $2.5 billion, five-year secured increasing rate notes facility ("IRN Facility I").

     The $3.1 Billion Facility has three tranches: a $1.0 billion, one-year term loan; a $1.0 billion, five-year term loan; and a $1.1 billion, five-year revolving credit facility. The Company, the Trust and certain of their respective direct and indirect subsidiaries may be designated as borrowers or co-borrowers under all or a portion of the $3.1 Billion Facility. The interest rate for the $3.1 Billion Facility was one-, two- or three-month LIBOR, at the Company's option, plus a margin of 125 basis points at December 31, 1998. The margin is determined pursuant to a pricing "grid" with rates based on the Company's leverage and/or senior unsecured debt rating. Quarterly amortization of the five-year term loan begins in the third year, with total amortization

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of 10%, 20% and 70% of the principal amount over the third, fourth and fifth year, respectively. Repayment of amounts borrowed under the $3.1 Billion Facility is guaranteed by the Trust, the Company and substantially all their respective significant subsidiaries (including the Partnerships) other than gaming and foreign subsidiaries and joint venture entities (the "Guarantor Subsidiaries"), to the extent such entities are not borrowers or co-borrowers, and is secured by a pledge of all the capital stock, partnership interests and other equity interests of the Guarantor Subsidiaries.

     IRN Facility I consists of a single drawdown, increasing rate, non-amortizing five-year term loan for $2.5 billion. The Company is the borrower under IRN Facility I; the Trust and all Guarantor Subsidiaries are guarantors of IRN Facility I. IRN Facility I is secured equally and ratably by all the collateral securing the $3.1 Billion Facility and is pari passu in right of payment with all other senior indebtedness of the borrower and the Guarantor Subsidiaries, including the $3.1 Billion Facility. Amounts borrowed under IRN Facility I bore interest at one-, two- or three-month LIBOR plus 325 basis points at December 31, 1998, with the interest rate increasing by 50 basis points every three months thereafter, up to a maximum rate of one-, two- or three-month LIBOR plus 375 basis points.

     In September 1998, the Company entered into a new $1 billion, five-year term borrowing facility ("IRN Facility II" and, together with IRN Facility I, the "IRN Facilities"). IRN Facility II bears interest at one-, two- or three-month LIBOR plus 275 basis points at December 31, 1998. The Company is the borrower under IRN Facility II; the Trust and all Guarantor Subsidiaries are guarantors of IRN Facility II. IRN Facility II is secured equally and ratably by all the collateral securing the $3.1 Billion Facility and is pari passu in right of payment with all other senior indebtedness of the borrower and the Guarantor Subsidiaries, including the $3.1 Billion Facility.

     The Company maintains lines of credit under which bank loans and other short-term debt are drawn. In addition, smaller credit lines are maintained by the Company's foreign subsidiaries. The Company had approximately $390 million of available borrowing capacity under the revolving credit agreements as of December 31, 1998.

     The Company is subject to certain restrictive debt covenants under its short-term borrowing and long-term debt obligations including defined financial covenants, escrow account funding requirements for capital purchases and tax payments, limitations on capital expenditures and on the Company's right to incur further debt, and restrictions on transactions with affiliates and related persons. The Company was in compliance with all of the short-term borrowing and long-term debt obligation covenants at December 31, 1998.

     In January 1999, the Company completed a $542 million long-term financing (the "Mortgage Loan"), secured by mortgages on a portfolio of 11 hotels. The Mortgage Loan bears interest at a blended rate of 6.98%. The Mortgage Loan is due in February 2009 and the proceeds from the Mortgage Loan were used to pay down the one-year term loan under the $3.1 Billion Facility.

     The weighted average interest rate for short-term borrowings was 5.87% and 6.71% at December 31, 1998 and 1997, respectively, and their fair values approximated carrying value given their short-term nature. This average is composed of interest rates on both U.S. dollar and non-U.S. dollar denominated indebtedness.

     For adjustable rate debt, fair value approximates carrying value due to the variable nature of the interest rates. For fixed rate debt, fair value is determined based upon discounted cash flows for the debt at rates deemed reasonable for the type of debt and prevailing market conditions and, if appropriate, the length to maturity for the debt. The estimated fair value of long-term debt at December 31, 1998 and 1997 was $8.7 billion and $3.0 billion, respectively, and was determined based on quoted market prices and/or discounted cash flows using the Company's incremental borrowing rates for similar arrangements.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 16. EMPLOYEE BENEFIT PLANS

     PENSION AND POSTRETIREMENT BENEFIT PLANS. The Company and its subsidiaries sponsor numerous pension plans. The ITT plans are funded with trustees, except in some countries outside the U.S. where funding is not required. The ITT plan's assets are comprised of a broad range of domestic and foreign equity securities, fixed income investments, and real estate. The Westin Supplemental Executive Retirement Plan is a non-contributory, non-qualified plan that provides benefits for certain executives. The plan is unfunded apart from general assets of the Company.

     The Company also sponsors multiple non-pension postretirement benefit plans. The ITT plans provide health care and life insurance benefits for certain eligible retired employees. The Company has prefunded a portion of the health care and life insurance obligations through trust funds where such prefunding can be accomplished on a tax effective basis. The Westin plan covers certain eligible retired employees. The plan provides medical and dental benefits, and is a contributory plan, with retiree contributions adjusted annually. The plan also contains other cost-sharing features such as deductibles and coinsurance. The Company funds the health plan on a pay-as-you-go basis.

     The following table sets forth the benefit obligation, fair value of plan assets, and the funded status of the Company's pension and other benefit plans, amounts recognized in the Company's consolidated balance sheets at December 31, 1998 and 1997, and the principal weighted average assumptions inherent in their determination (amounts are in millions):

                                                                   FOREIGN PENSION
                                               PENSION BENEFITS       BENEFITS        OTHER BENEFITS
                                               ----------------    ---------------    --------------
                                                1998      1997      1998     1997     1998     1997
                                               ------    ------    ------    -----    -----    -----
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year......   $260      $214     $ 152     $150     $ 27     $ 30
  Service cost...............................     15        15         6       11        1        1
  Interest cost..............................     18        18         5        9        2        2
  Actuarial loss.............................     45        20         4       89        8        1
  Divestitures...............................     (1)       --       (72)      --       --       --
  Curtailments...............................    (64)       --        (1)      --       --       (4)
  Settlements................................     --        --        (2)      (3)      --       (2)
  Effect of foreign exchange rates...........     --        --         1      (12)      --       --
  Special termination benefits...............      6        --        --       --       --       --
  Benefits paid..............................     (8)       (7)      (13)     (92)      (2)      (1)
                                                ----      ----     -----     ----     ----     ----
Benefit obligation at end of year............   $271      $260     $  80     $152     $ 36     $ 27
                                                ====      ====     =====     ====     ====     ====
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of
  year.......................................   $227      $183     $ 152     $143     $ 19     $ 23
  Actual return on plan assets...............     12        45         4       18        1        4
  Employer contribution......................     12         6        11       97        2       (4)
  Divestitures...............................     (3)       --      (107)      --       --       --
  401(h) transfer............................     --        --        --       --       --        1
  Settlements................................     --        --        (2)      --       --       (4)
  Effect of foreign exchange rates...........     --        --         2      (14)      --       --
  Benefits paid..............................     (8)       (7)      (13)     (92)      (2)      (1)
                                                ----      ----     -----     ----     ----     ----
Fair value of plan assets at end of year.....   $240      $227     $  47     $152     $ 20     $ 19
                                                ====      ====     =====     ====     ====     ====
Funded status................................   $(31)     $(33)    $ (33)    $ --     $(16)    $ (8)
  Unrecognized net actuarial (gain)loss......    (12)      (16)        8      (26)      (1)     (12)

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                                   FOREIGN PENSION
                                               PENSION BENEFITS       BENEFITS        OTHER BENEFITS
                                               ----------------    ---------------    --------------
                                                1998      1997      1998     1997     1998     1997
                                               ------    ------    ------    -----    -----    -----
  Unrecognized prior service cost............     --        17         2        2       (2)      (3)
  Unrecognized net transition obligation.....     --        (1)       (1)      (1)      --       --
                                                ----      ----     -----     ----     ----     ----
Accrued benefit cost.........................   $(43)     $(33)    $ (24)    $(25)    $(19)    $(23)
                                                ====      ====     =====     ====     ====     ====
Amounts recognized in the consolidated
  balance sheet consist of:
  Prepaid benefit cost.......................   $  3      $  3     $   6     $ 11     $ --     $ --
  Accrued benefit cost.......................    (46)      (36)      (30)     (36)     (19)     (23)
  Additional minimum liability...............     (1)       --        --       --       --       --
  Adjustment for purchase accounting.........     --        --        --       --       --        3
  Accumulated other comprehensive income.....      1        --        --       --       --       --
                                                ----      ----     -----     ----     ----     ----
Net amount recognized at end of year.........   $(43)     $(33)    $ (24)    $(25)    $(19)    $(20)
                                                ====      ====     =====     ====     ====     ====
WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER
  31
Discount rate................................   6.50%     7.25%     5.88%    6.67%    6.50%    7.25%
Expected return on plan assets...............   9.75%     9.75%     7.00%    7.82%    9.75%    9.75%
Rate of compensation increase................   5.00%     5.00%     3.20%    4.12%    4.50%    4.50%

For measurement purposes, a 6.80% to 7.00% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998. The rate was assumed to decrease gradually to 5.00% for 2001 for the ITT plans, and 2007 for the Westin plan, and remain at that level thereafter.

                                    PENSION BENEFITS    FOREIGN PENSION BENEFITS     OTHER BENEFITS
                                   ------------------   ------------------------   ------------------
                                   1998   1997   1996    1998     1997     1996    1998   1997   1996
                                   ----   ----   ----   ------   ------   ------   ----   ----   ----
COMPONENTS OF NET PERIODIC
  BENEFIT COST
Service cost.....................  $ 15   $ 15   $ 15     $ 6     $ 11     $ 11    $ 1    $ 1    $ 1
Interest cost....................    18     18     16       5        9        9      2      2      2
Expected return on plan assets...   (18)   (16)   (15)     (5)     (11)     (10)    (2)    (2)    (2)
Amortization of:
  Prior service cost.............     1      2      2      --       --       --     --     --     --
  Actuarial (gain) loss..........     1     --     --      --       --       --     --     (1)    (1)
                                   ----   ----   ----     ---     ----     ----    ---    ---    ---
SFAS 87 cost/SFAS 106 cost.......    17     19     18       6        9       10      1     --     --
                                   ----   ----   ----     ---     ----     ----    ---    ---    ---
SFAS 88 charges:
  Special termination benefit
     charge (credit).............    (1)    --     --      --       --       --     --     --     --
  Curtailment charge (credit)....     4     --     --      (1)      --       --     --     (3)    --
  Settlement charge (credit).....    --     --     --       5       (3)       2     --      1     --
                                   ----   ----   ----     ---     ----     ----    ---    ---    ---
Net periodic benefit cost........  $ 20   $ 19   $ 18     $10     $  6     $ 12    $ 1    $(2)   $--
                                   ====   ====   ====     ===     ====     ====    ===    ===    ===

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                                             FOREIGN
                                                             PENSION         PENSION
                                                             BENEFITS        BENEFITS
                                                           ------------    ------------
                                                           1998    1997    1998    1997
                                                           ----    ----    ----    ----
Plans with ABO exceeding assets at end of year:
  ABO....................................................  $15     $10     $29     $34
  PBO....................................................  $--     $--     $32     $37
  Fair value of plan assets..............................  $--     $--     $--     $ 2

     Educational Services was spun off from the ITT Corporation Salaried Retirement Plan in June 1998 resulting in a release of future pension obligations. WD was spun off from the Salaried Plan in February 1998 resulting in a release of all pension obligations along with approximately $110 million of plan assets. The curtailment and special termination benefit amounts resulting from these two spin-offs, as well as the charges triggered by the change in control provisions, are presented in accordance with SFAS No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits.

     Effective February 23, 1999 all future accruals of defined benefits were eliminated under the ITT Corporation Salaried Retirement Plan and the ITT Sheraton Corporation Pension Plan for Hourly Employees. The Westin Hotel Company Supplemental Executive Retirement Plan was closed to future participation on October 1, 1998, and all future accruals of defined benefits were eliminated effective February 23, 1999. Curtailment accounting was done at September 30, 1998, based on beginning of year estimates for all plans except the ITT Corporation Salaried Retirement Plan, which was remeasured as of September 30, 1998.

     The postretirement medical and life plans were also frozen February 23, 1999, with certain protections for "grandfathered" groups. Gains and losses associated with these changes are expected to be relatively small.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in millions):

                                                                 1%          1%
                                                              INCREASE    DECREASE
                                                              --------    --------
Effect on total of service and interest cost components.....     $--        $--
Effect on the postretirement benefit obligation.............     $1         $(1)

     DEFINED CONTRIBUTION PLANS. The Company sponsors numerous 401(k) plans, which are voluntary defined contribution plans allowing participation by domestic employees that meet certain age and service requirements. Each participant may contribute on a pretax basis between 1% and 16% of his or her compensation to the plans. The plans also contain additional provisions for matching and/or profit sharing contributions, both of which are based on a portion of a participant's eligible compensation. The amount of expense for matching and profit sharing contributions totaled $15.3 million in 1998, $10 million in 1997 and $10 million in 1996.

NOTE 17. LEASES AND RENTALS

     At December 31, 1998, the Trust owned equity interests in 102 hotels, of which 90 properties were owned and 12 were held pursuant to long-term leases.

     All of the Trust's hotels are leased to the Corporation as of December 31, 1998. The leases between the Trust and the Corporation are generally long-term and provide for annual base, or minimum rents, plus contingent, or percentage rents based on the gross revenues of the properties and are accounted for as operating leases. The leases are "triple-net" in that the lessee is generally responsible for paying all operating expenses of the properties, including maintenance, insurance and real property taxes. The lessee is also

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

generally responsible for any payments required pursuant to underlying ground leases. The Corporation is committed under its leases with the Trust to pay the rents payable with respect to ground leases. Total rental expense incurred by the Corporation under such leases was approximately $386 million for the year ended December 31, 1998, of which approximately $100 million related to percentage rent.

     The Corporation's minimum future rents, exclusive of gaming operation commitments, at December 31, 1998 payable under non-cancelable operating leases with the Trust and with others for the years ended December 31 are as follows (in millions):

                                      1999    2000    2001    2002    2003    THEREAFTER
                                      ----    ----    ----    ----    ----    ----------
Trust...............................  $340    $248    $ 71    $15     $10        $ 60
Other...............................    37      35      31     27      27         266
                                      ----    ----    ----    ---     ---        ----
Total...............................  $377    $283    $102    $42     $37        $326
                                      ====    ====    ====    ===     ===        ====

     The Corporation leases certain equipment for the hotels' operations under various lease agreements. The leases extend for varying periods through 2023 and generally are for a fixed amount each month. Future minimum lease payments under the non-cancelable operating leases are included in the other minimum future rents above.

     Rent expense under other non-cancelable operating leases was $37 million, $31 million and $39 million in 1998, 1997 and 1996, respectively.

     The Trust's rents receivable from the Corporation relating to leased hotel properties at December 31, 1998 was $20 million.

     The Corporation is committed under its leases with the Trust to pay rents payable with respect to ground leases, which expire in 1999 through 2069, including renewal options. The ground leases generally provide for a minimum rent plus a percentage of gross revenues of the properties in excess of the minimum rent. Future minimum lease payments under the ground leases for the years ending December 31, 1999 through December 31, 2003 are $9 million each year and $235 million thereafter. Rent expense, inclusive of percentage rents, incurred by the Corporation, as the operator under the ground leases, was approximately $15 million in 1998.

NOTE 18. EQUITY PUT OPTIONS

     As a part of its share repurchase program, defined below, the Company sold equity put options during 1998 that entitle the holder, at the expiration date, to sell Shares to the Company at contractually specified prices. The Company issued put options for the purchase of one million Shares for $1.8 million in premiums. As of December 31, 1998, none of the equity put options had been exercised and equity put options with an aggregate exercise price of approximately $32 million for one million Shares remained outstanding at strike prices ranging from $30.24 to $32.95 with expiration dates through March 1999. The exercise price is included in temporary equity in the accompanying financial statements. In the event the options are exercised, the Company is required to deliver the full stated amount of cash to the put holder for the full stated number of Shares. The Company may elect, under certain circumstances, to pay the put holder in cash or shares equal to fair market value of the difference between the strike price and the market price of the Shares.

     During the first quarter of 1999, the Company repurchased 500,000 Shares for $16 million under certain of the equity put option contracts. As of March 31, 1999, all of the remaining equity put option contracts had expired.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 19. STOCKHOLDERS' EQUITY

     SHARE REPURCHASES. In 1998, the Board of Directors of the Company approved the repurchase of up to $1 billion of Shares (the "Share Repurchase Program"). Pursuant to the Share Repurchase Program, the Company repurchased approximately
10.1 million Shares in the open market at an average purchase price of $36.70 during 1998.

     FORWARD EQUITY TRANSACTIONS. Pursuant to a Purchase Agreement dated October 10, 1997, the Company sold to UBS Limited ("UBS Ltd.") 2.185 million Shares ("UBS Shares") at a cash price of $57.25 per share, and paid to Warburg Dillon Read LLC (formerly UBS Securities LLC), an affiliate of UBS Ltd., a placement fee equal to 2.5% of the gross proceeds to the Company from such sale of shares. Concurrently therewith, the Company entered into an agreement that provided for a settlement payment to be made, in the form of Shares or cash, by the Company to an affiliate of Union Bank of Switzerland, London Branch, or by that affiliate to the Company, based on the market price of the Shares over a specified "unwind period," as compared to a "forward price." The Company settled its obligations under this agreement in September 1998 by repurchasing the UBS Shares for approximately $130.3 million in cash. As a result of this settlement, the Company has no further obligations under this agreement and Shares were reduced by approximately 2.185 million.

     On February 24, 1998, the Company sold an aggregate of 4.641 million Shares to Merrill Lynch International, NMS Services, Inc., Lehman Brothers Inc. and certain affiliates for a cash purchase price per Share of $52.798, which price reflected a 2% discount from the last reported sale price of the Shares on the date of the purchase. Concurrently with these sales, the Company entered into three separate agreements with these purchasers and/or certain of their affiliates pursuant to which each of these purchasers or their respective affiliates agreed to sell, as directed by the Company in an underwritten fixed price offering or other specified methods, a sufficient number of the Shares to achieve net sales proceeds equal to the aggregate market value of the Shares purchased in February 1998, plus a forward accretion component, minus an adjustment for dividends paid on the purchased Shares. Additional Shares were required to be delivered by the Company as security in the event the market prices of the Shares dropped below certain specified levels. In October 1998, the Company settled its obligations under these agreements by repurchasing all of the Shares issued to these purchasers for an aggregate of approximately $255 million in cash. As a result of this settlement, the Company has no further obligations under these agreements and Shares outstanding were reduced by approximately 7.379 million (4.641 million original Shares issued and 2.738 million Shares previously issued as security).

     EXCHANGEABLE PREFERRED SHARES. During 1998, 6.3 million shares of Class A EPS and 5.5 million shares of Class B EPS were issued by the Trust in connection with the Westin Merger. Class A EPS have a par value of $0.01 per share and are convertible on a one-for-one basis (subject to certain adjustments) to Shares. Class B EPS have a liquidation preference of $38.50 per share and provide the holders with the right, from and after the fifth anniversary of the closing date of the Westin Merger, to require the Trust to redeem such shares at a price of $38.50. Shares of Class B EPS are convertible on a one-for-one basis (subject to certain adjustments) to Class A EPS. During 1998, the Trust consented to the conversion of approximately 1.3 million shares of Class B EPS by certain stockholders into an equal number of shares of Class A EPS; stockholders thereafter converted approximately 3.2 million shares of Class A EPS into an equal number of Shares. Additionally, approximately 0.3 million Class B EPS were canceled in satisfaction of certain employee tax withholding liabilities which were paid by the Company. At December 31, 1998, the Trust had 150 million preferred shares authorized and 4.4 million and 3.9 million of Class A EPS and B EPS outstanding, respectively.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 20. STOCK INCENTIVE PLANS

     The Trust and the Corporation each adopted Incentive and Non-Qualified Share Option Plans in 1986 which provided for the purchase of up to an aggregate of 175,000 Shares by Trustees, Directors, officers and employees pursuant to option grants. At December 31, 1998, the Company had options outstanding to purchase approximately 4,000 Shares at exercise prices ranging from $11.00 to $14.50 per Share under these plans. Such options, which have exercise prices equal to the Shares' fair market value on the date of grant, vest over three years.

     During 1995, the Trust and the Corporation each adopted a 1995 Share Option Plan (together, as amended, the "1995 LTIP"), which provided for the purchase of Shares by Trustees, Directors, officers, employees, consultants and advisors, pursuant to option grants. The aggregate number of Shares subject to non-qualified or incentive stock options, performance shares, restricted stock or any combination of the foregoing which are available to be granted under the 1995 LTIP at December 31, 1998 was approximately 9.7 million.

     The 1995 LTIP provided for the grant of Shares that are subject to performance measures or restriction periods and performance awards in tandem with certain Share options to be paid in cash subject to performance measures. The 1995 LTIP also provided for the automatic annual grant of Share options, as defined, to Trustees and Directors for options to purchase 4,500 Shares and provided for the annual fee of Trustees and Directors to be paid in Shares, subject to each Trustee's and Director's option to receive up to half in cash and to defer receipt of such annual fee until after terminating service with the Company.

     In May 1999, the Company adopted the 1999 Long-Term Incentive Compensation Plan ("1999 LTIP") which supersedes the 1995 LTIP and provides for the purchase of Shares by Directors, officers, employees, consultants and advisors, pursuant to option grants. Although no additional awards will be granted under the 1995 LTIP, the 1995 LTIP will continue to govern awards that have been granted and remain outstanding under the 1995 LTIP. The number of Shares reserved for issuance under the 1999 LTIP is approximately 24.4 million.

     As of the date of the ITT Merger (February 23, 1998), each ITT stock option ("ITT Stock Option") and related stock appreciation right that was outstanding immediately prior to February 23, 1998, pursuant to ITT's stock option plans in effect on the date of the original merger agreement (November 1997), was assumed by the Company and became and represent a fully exercisable option to purchase the number of Shares ("Substitute Option") determined by applying the conversion factor of 1.543 to the ITT Stock Options outstanding immediately prior to February 23, 1998 and to the exercise price immediately prior to February 23, 1998. As of February 23, 1998, each Substitute Option became subject to the same terms and conditions as were applicable immediately prior to that date under the related ITT Stock Option under which it was granted, including those providing for the accelerated exercisability and other special rights arising under certain circumstances. The ITT Merger triggered an accelerated exercisability event and, as such, entitled each holder to receive an amount equal to the excess of $85 over the adjusted exercise price of the related ITT Stock Option.

     The Company applied APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations; accordingly, compensation cost was not recognized for grants of stock options at market price. In November 1997, due to the election of the holder of each ITT Stock Option to receive either cash, Shares or a combination, variable accounting required an expense to be recognized for the difference between the option price and the formula market price totaling $342 million.

     Had compensation cost for grants been determined based on the fair value at the grant dates consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income would have been reduced by $86 million ($0.46 per Share) and $20 million ($0.16 per Share) in 1998 and 1996, respectively.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Net income would not have been affected in 1997 as a result of the application of the variable accounting, as noted above. The fair value of each option grant used in the 1998 and 1996 pro forma amounts was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1996, respectively: dividend yield of 2.6% and 0.0%; expected volatility of 47.6% and 33.0%; risk-free interest rates of 4.5% and 5.3%; and an expected life of three and four years for all options.

     The following table summarizes stock option activity for the Company, including stock options granted to the gaming operation employees, as of and for the years ended December 31:

                                                                        WEIGHTED-AVERAGE
                                                                            EXERCISE
                                                           OPTIONS      PRICE PER SHARE
                                                         -----------    ----------------
Outstanding at December 31, 1995.......................    9,684,788         $24.13
Granted................................................    2,687,205          36.16
Exercised..............................................     (444,549)         21.93
Cancelled..............................................     (179,383)         32.18
                                                         -----------         ------
Outstanding at December 31, 1996.......................   11,748,061          26.85
Granted................................................    3,248,478          37.50
Exercised..............................................   (1,347,453)         26.71
Forfeited..............................................     (380,109)         33.01
                                                         -----------         ------
Outstanding at December 31, 1997.......................   13,268,977          29.29
Granted(1).............................................   19,783,847          43.18
Exercised(2)...........................................  (12,536,071)         28.45
Forfeited..............................................   (2,393,977)         44.61
                                                         -----------         ------
Outstanding at December 31, 1998.......................   18,122,776         $43.80
                                                         ===========         ======
Exercisable at December 31, 1997.......................   10,234,509         $27.20
                                                         ===========         ======
Exercisable at December 31, 1998.......................    6,963,014         $32.51
                                                         ===========         ======

---------------
(1) Represents Company options of 17,055,147 outstanding at February 23, 1998 (the ITT Merger date) and shares granted by the Company during 1998.

(2) Represents options exercised during 1998, including the ITT Stock Options which were exercised upon the occurrence of the accelerated exercisability event (the ITT Merger).

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes information about outstanding stock options at December 31, 1998:

                                OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                                 WEIGHTED-AVERAGE                        ------------------------------
                                     REMAINING        WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE
   RANGE OF         NUMBER          CONTRACTUAL           EXERCISE         NUMBER          EXERCISE
EXERCISE PRICES   OUTSTANDING      LIFE IN YEARS        PRICE/SHARE      EXERCISABLE     PRICE/SHARE
---------------   -----------   -------------------   ----------------   -----------   ----------------
$ 0.00 - $20.31    1,984,637           7.98                $14.42         1,346,137         $11.95
$21.33 - $23.92    2,178,724           7.43                 23.43         2,178,724          23.43
$24.25 - $42.31    2,722,342           8.38                 38.20         1,394,286          34.28
$42.69 - $49.19    2,967,428           9.31                 48.91           184,000          44.69
$50.23 - $53.94    2,085,774           8.48                 52.93           682,943          52.96
$54.63 - $54.63    2,500,000           9.13                 54.63           833,334          54.63
$54.85 - $55.83    2,673,613           9.13                 55.21           166,666          55.83
$57.88 - $76.13    1,010,258           9.28                 69.67           176,924          69.12
                  ----------           ----                ------         ---------         ------
                  18,122,776           8.65                $43.80         6,963,014         $32.51
                  ==========           ====                ======         =========         ======

     During 1998, the Company granted restricted stock awards for 327,000 Shares. As of December 31, 1998, approximately 300,000 of these awards had vested. The remaining restricted stock awards vest at varying rates over four years from the award grant date. Compensation expense of approximately $16 million and $1 million was recorded during 1998 and 1997, respectively, related to restricted stock awards.

NOTE 21. DERIVATIVE FINANCIAL INSTRUMENTS

     The Company enters into interest rate swap agreements to manage interest rate fluctuations on its variable rate debt. The Company currently has five outstanding forward interest rate swap agreements under which the Company pays a fixed rate and receives variable rates of interest. The aggregate notional amount of these forward interest rate swaps was approximately $1.031 billion and the estimated unrealized loss on these interest rate swaps was approximately $36 million at December 31, 1998. Four of these five forward interest rate swap agreements, representing $1.0 billion of the total notional amount, are required by the terms of the Company's existing credit facilities. The unrealized loss represents the amount the Company would pay to terminate the swap agreements based on current interest rates.

     The Company enters into forward foreign exchange contracts to hedge the foreign currency exposure associated with the Company's foreign currency denominated assets and liabilities. The Company currently has two forward foreign exchange contracts outstanding with a dollar equivalent of the contractual amounts of these hedges at December 31, 1998 of approximately $54.9 million. These contracts mature in September 1999.

     A long-term debt offering that the Company was contemplating was delayed due to market conditions and the Restructuring. As a result, certain of the Company's forward interest rate swaps with a notional amount of $500 million no longer correlated with this anticipated indebtedness. In accordance with the Company's accounting policies, these forward interest rate swaps were marked to market by the Company and, as such, the Company recognized a loss of $40 million during 1998, which is included in interest expense. These contracts were terminated by the Company in 1998.

NOTE 22. RELATED PARTY TRANSACTIONS

     STARWOOD CAPITAL. Starwood Capital Group, L.L.C. ("Starwood Capital") has granted to Starwood an exclusive, non-transferable, royalty-free license to use the "Starwood" name and trademarks in connection

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

with the hotel and hospitality services business worldwide, and to use the "Starwood" name in its corporate name worldwide, in perpetuity.

     Starwood Capital and Starwood agreed that, subject to approval by the independent Trustees or Directors, as appropriate, until December 31, 1998, Starwood would reimburse Starwood Capital for its out-of-pocket expenses and internal costs (including allocation of overhead) for services provided to Starwood, other than internal costs of Starwood Capital for services of senior management of Starwood Capital. During 1998, Starwood reimbursed Starwood Capital approximately $391,000 for out-of-pocket expenses and approximately $253,000 for internal costs in accordance with this agreement. This agreement was terminated in 1998.

     Starwood Capital's engagement to act as financial advisor to Starwood in connection with the ITT Merger was not subject to the above reimbursement limitation. For its services as a financial advisor, Starwood Capital was paid $15.5 million in cash and 131,388 Shares were issued.

     Starwood Capital and its affiliates hold a 37% interest in a golf course management company that currently manages one golf course that is associated with a Westin hotel and hold a 20% non-controlling equity interest in a company which operates the timeshare component of The Regina Resorts in Los Cabos, Cancun and Puerto Vallarta, Mexico. Individuals affiliated with Starwood Capital, including individuals who are Trustees of the Trust and Directors of the Corporation, and certain other affiliates of Starwood Capital hold a 100% interest in the company that owns the Westin Innisbrook Resort and the Tamarron Hilton.

     In February 1999, the Company purchased in the open market from unaffiliated third parties debt securities of an affiliated party for $23 million.

     In February 1998, a subsidiary of the Corporation leased a Gulfstream III Aircraft from an affiliate of Starwood Capital. The term of the lease is one year and automatically renews for one-year terms thereafter unless either party terminates the lease upon 90 days' written notice. The rent for the aircraft, which was set at approximately 90% of fair market value (based on two competitive bids from unrelated third parties), is (i) a monthly payment of 1.25% of the lessor's total costs relating to the aircraft (approximately $123,000 at the beginning of the lease) which shall be increased accordingly for additional costs incurred by the lessor plus (ii) $300 for each hour that the aircraft is in use.

     REALTY PARTNERSHIP AND OPERATING PARTNERSHIP. In November 1998, the Operating Partnership and other affiliates distributed certain partnership interests in Moorland Hotel LP ("Moorland") to the Corporation in exchange for the redemption of 576,995 LP Units in the Operating Partnership held by the Corporation. Subsequently, the Corporation owned 100% of the net assets of Moorland and paid off the mortgage note payable in the amount of $37 million from Moorland to the Realty Partnership with proceeds from an intercompany loan from the Trust. The real and personal property of Moorland was then contributed to the Realty Partnership by the Corporation in exchange for 1,810,951 LP Units in the Realty Partnership to conform to the ownership structure of the Company's other domestically owned hotels, excluding properties acquired in the ITT Merger. A three-year lease for the Moorland property, which provides for a monthly base rent of $333,000 and annual percentage rent payments, was entered into by the Trust and the Corporation.

     In December 1998, the Operating Partnership distributed its 100% interest in Midland Holding ("Midland") to the Corporation in redemption of 3,733,630 LP Units in the Operating Partnership held by the Corporation. Subsequently, the Corporation owned 100% of the net assets of Midland and paid off the mortgage note payable in the amount of $22 million from Midland to the Realty Partnership with proceeds from an intercompany loan from the Trust. The real and personal property of Midland was then contributed to the Realty Partnership by the Corporation in exchange for 2,479,214 LP Units in the Realty Partnership to conform to the ownership structure of the Company's other domestically owned hotels, excluding properties acquired in the ITT Merger. A three-year lease for the Midland hotel, which provides for a monthly base rent

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of $400,000 and annual percentage rent payments, was entered into by the Realty Partnership and the Corporation.

     EMPLOYEE AND OFFICER LOANS. In connection with specific employees' and officers' relocation to Starwood headquarters in 1998, Starwood made non-interest bearing loans to certain individuals. The original loan amounts totaled approximately $7.8 million and the amount outstanding at December 31, 1998 was approximately $6.9 million. These loans are due five years from the date of issuance or upon the individual's termination.

NOTE 23. COMMITMENTS AND CONTINGENCIES

     LITIGATION. The Company is involved in various legal matters that have arisen in the normal course of business, some of which include claims for substantial sums. Reserves have been established when the outcome is probable and can be reasonably estimated. While the ultimate results of claims and litigation cannot be determined, the Company does not expect that the resolution of all legal matters will have a material adverse effect on its consolidated results of operations, financial position or cash flow.

     ENVIRONMENTAL MATTERS. The Company is subject to certain requirements and potential liabilities under various federal, state and local environmental laws, ordinances and regulations. Such laws often impose liability without regard to whether the current or previous owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Although the Company has incurred and expects to incur remediation and other environmental costs during the ordinary course of operations, management anticipates that such costs will not have a material adverse effect on the operations or financial condition of the Company.

     CAPTIVE INSURANCE COMPANY. Through its captive insurance company, which was acquired in connection with the Westin Merger, the Company provides insurance coverage for workers' compensation and general liability claims arising at hotel properties owned or managed by the Company through policies written directly and through assumed reinsurance arrangements. Estimated insurance claims payable represent outstanding claims and those estimated to have been incurred but not reported based upon historical loss experience. Actual costs may vary from estimates based on trends of losses for filed claims and claims estimated to be incurred but not yet filed.

     Estimated insurance claims payable at December 31, 1998 was $26 million. At December 31, 1998, standby letters of credit amounting to $18.4 million had been issued to provide collateral for the estimated claims. The letters of credit are guaranteed by the predecessor owner of Westin and Bankers Trust Company.

     GUARANTEED LOANS AND COMMITMENTS. The Company has guaranteed certain loans and commitments of various ventures to which it is a party. These commitments, which in the aggregate were approximately $7.2 billion and $91 million at December 31, 1998 and 1997, respectively, are not expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

     ITT INDUSTRIES. In 1995, the former ITT Corporation, renamed ITT Industries, Inc. ("ITT Industries"), distributed to its stockholders all of the outstanding shares of common stock of ITT, then a wholly owned subsidiary of ITT Industries (the "Distribution"). In connection with this Distribution, ITT, which was then named ITT Destinations, Inc., changed its name to ITT Corporation.

     For purposes of governing certain of the ongoing relationships between the Company and ITT Industries after the Distribution and spin-off of ITT and to provide for an orderly transition, the Company and ITT Industries have entered into various agreements including a spin-off agreement, Employee Benefits Services and Liability Agreement, Tax Allocation Agreement and Intellectual Property Transfer and License Agreements. The Company may be liable to or due reimbursement from ITT Industries relating to the resolution of certain pre-spin-off matters under these agreements.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 24. BUSINESS SEGMENT INFORMATION

     The Company has one operating segment, Hotels. The Hotels segment represents a worldwide network of owned, leased and consolidated joint venture hotels and resorts operated primarily under the Company's proprietary brand names including Sheraton, Westin, St. Regis/Luxury Collection, Four Points and W and hotels generated or flagged under these brand names in exchange for management and franchise fees. Also included are earnings from the Company's interest in unconsolidated joint ventures.

     The performance of the Hotel segment is evaluated primarily on operating profit before corporate selling, general and administrative expense, interest, gains on the sale of real estate, investments and restructuring and other special charges. The Company does not allocate these items to the segment.

     The following table presents revenues, operating profit, assets and capital expenditures for the Company's reportable segment:

                                                               1998      1997     1996
                                                              -------   ------   ------
REVENUES....................................................  $ 3,333   $1,762   $1,646
                                                              =======   ======   ======
OPERATING PROFIT(A)(B)......................................  $   742   $  359   $  311
                                                              =======   ======   ======
ASSETS
  Hotels....................................................  $11,827   $4,136   $4,425
  Corporate.................................................      487      775    1,607
  Discontinued operations...................................    1,103    1,879    1,420
                                                              -------   ------   ------
                                                              $13,417   $6,790   $7,452
                                                              =======   ======   ======
CAPITAL EXPENDITURES
  Hotels....................................................  $   427   $  233   $  260
  Corporate.................................................       --       --       39
                                                              -------   ------   ------
                                                              $   427   $  233   $  299
                                                              =======   ======   ======

---------------
(a) Hotels operating profit has been reduced by the minority-owned portion of consolidated joint ventures totalling $42, $19 and $21 in 1998, 1997 and 1996, respectively.

(b) The following costs are not allocated to Hotels in evaluating operating profit:

                                                               1998      1997     1996
                                                              -------   ------   ------
    Corporate selling, general and administrative...........       98       68       78
    Restructuring and other special charges.................      149      640       --

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 25. GEOGRAPHICAL INFORMATION -- TOTAL SEGMENTS

                                                REVENUES                 LONG-LIVED ASSETS
                                       --------------------------    --------------------------
                                        1998      1997      1996      1998      1997      1996
                                       ------    ------    ------    ------    ------    ------
                                                            (IN MILLIONS)
United States........................  $2,209    $  803    $  780    $6,179    $1,548    $1,695
Italy................................     325       302       300       655       610       701
All other international..............     799       657       566     1,359     1,256     1,310
                                       ------    ------    ------    ------    ------    ------
Total................................  $3,333    $1,762    $1,646    $8,193    $3,414    $3,706
                                       ======    ======    ======    ======    ======    ======

     There were no other individual international countries, except for Italy, which comprised over 10% of the total revenues and long-lived assets of the Company as of December 31, 1998, 1997 or 1996.

NOTE 26. QUARTERLY RESULTS (UNAUDITED)

     The following unaudited quarterly results have been restated from amounts previously reported by the Company for the change in accounting policy related to non-owned managed hotel revenues and for the presentation of the gaming operations as discontinued operations (see Note 1).

                                                          THREE MONTHS ENDED
                                            -----------------------------------------------
                                            MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    YEAR
                                            --------   -------   ------------   -----------   ------
                                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
1998
Revenues..................................   $ 565      $ 949       $  886        $  933      $3,333
Costs and expenses........................   $ 473      $ 761       $  904        $  658      $2,796
Income (loss) from continuing
  operations..............................   $  42      $  82       $  (79)       $  175      $  220
Discontinued operations...................   $ 954      $ 154       $   (2)       $  (24)     $1,082
Net income (loss).........................   $ 996      $ 236       $  (81)       $  151      $1,302
Earnings per Share:
Basic --
  Income (loss) from continuing
     operations...........................   $0.19      $0.38       $(0.42)       $ 0.92      $ 1.06
  Discontinued operations.................   $5.06      $0.77       $(0.01)       $(0.13)     $ 5.64
  Net income (loss).......................   $5.25      $1.15       $(0.43)       $ 0.79      $ 6.70
Diluted --
  Income (loss) from continuing
     operations...........................   $0.19      $0.38       $(0.42)       $ 0.87      $ 1.05
  Discontinued operations.................   $4.98      $0.72       $(0.01)       $(0.12)     $ 5.58
  Net income (loss).......................   $5.17      $1.10       $(0.43)       $ 0.75      $ 6.63

                                  SCHEDULE II

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         AND STARWOOD HOTELS & RESORTS
                       VALUATION AND QUALIFYING ACCOUNTS

                                                               Additions (Deductions)
                                          -----------------------------------------------------------------
                                                                       CHARGED
                                           BALANCE      CHARGED     to/from Other   Payments/     Balance
                                          JANUARY 1   TO EXPENSES    Accounts(a)      Other     December 31
                                          ---------   -----------   -------------   ---------   -----------
                                                                    (in millions)
YEAR ENDED DECEMBER 31, 1998
Trade receivables -- allowance for
  doubtful accounts.....................    $ 45         $ 13           $  7          $ (10)       $ 55
Notes receivable -- allowance for
  doubtful accounts.....................    $ 55         $ --           $ --          $ (24)       $ 31
Reserves included in accrued expenses
  and other liabilities:
  Restructuring and other special
     charges............................    $730         $149           $(79)         $(598)       $202
YEAR ENDED DECEMBER 31, 1997
Trade receivables -- allowance for
  doubtful accounts.....................    $ 42         $  6           $ --          $  (3)       $ 45
Notes receivable -- allowance for
  doubtful accounts.....................    $ 50         $ --           $ --          $   5        $ 55
Reserves included in accrued expenses
  and other liabilities:
  Restructuring and other special
     charges............................    $ 39         $792(b)        $(39)         $ (62)       $730
YEAR ENDED DECEMBER 31, 1996
Trade receivables -- allowance for
  doubtful accounts.....................    $ 22         $  5           $ --          $  15        $ 42
Notes receivable -- allowance for
  doubtful accounts.....................    $ 98         $ --           $ --          $ (48)       $ 50
Reserves included in accrued and other
  liabilities:
  Restructuring and other special
     charges............................    $ 65         $ --           $ --          $ (26)       $ 39

---------------
(a) Charged to/from other accounts:

                                                              TRADE
                                                         RECEIVABLES --        RESTRUCTURING
                                                          ALLOWANCE FOR          AND OTHER
                                                        DOUBTFUL ACCOUNTS     SPECIAL CHARGES
                                                       -------------------    ---------------
1998
Notes receivable.....................................         $ --                 $(20)
Investments..........................................           --                  (27)
Other assets.........................................           --                  (15)
Other long-term liabilities..........................           --                  (17)
Acquired assets......................................            7                   --
                                                              ----                 ----
Total charged to/from other accounts.................         $  7                 $(79)
                                                              ====                 ====
1997
Plant, property and equipment........................         $ --                 $ (7)
Other assets.........................................           --                  (32)
                                                              ----                 ----
Total charged to/from other accounts.................         $ --                 $(39)
                                                              ====                 ====

(b) Restructuring and other special charges:
Provision charged to costs and expenses..............         $640
Provision charged to miscellaneous expense...........          152
                                                              ----
                                                              $792
                                                              ----

                                  SCHEDULE III

                           STARWOOD HOTELS & RESORTS
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998

                                                                  INITIAL COST TO           COSTS SUBSEQUENT
                                                                      COMPANY                TO ACQUISITION
                                                            ----------------------------   -------------------
                                                                              BUILDING              BUILDING
                                                                                AND                   AND
DESCRIPTION                                    CITY         STATE   LAND    IMPROVEMENTS   LAND   IMPROVEMENTS
-----------                              ----------------   -----   -----   ------------   ----   ------------
                                                                              (IN MILLIONS)
HOTEL ASSETS:
Plaza Hotel & Conference Center........       Tucson         AZ     $  --      $  5.0       $--       $1.1
Chicago Midland........................      Chicago         IL      23.8        17.6       --          --
St. Regis Aspen........................       Aspen          CO      20.4       139.5       --         0.1
Luxury Collection Hotel................      Houston         TX       6.1        41.5       --         0.1
Westin Central Park South..............      New York        NY        --        77.9       --         0.4
Westin Fairfax Hotel...................     Washington       DC       5.7        38.8       --         0.1
Four Points Hotel Denver Cherry
  Creek................................       Denver         CO       3.7        22.4       --         0.2
Westin South Coast Plaza...............     Costa Mesa       CA        --        28.7       --         0.1
Westin Indianapolis....................    Indianapolis      IN      12.9        73.3       --          --
Westin San Francisco Airport...........      Millbrae        CA      11.4        69.5       --          --
Westin Ft. Lauderdale..................   Ft. Lauderdale     FL       3.3        20.1       --          --
Westin Seattle.........................      Seattle         WA      21.6       149.2       --         0.1
Westin Cincinnati......................     Cincinnati       OH        --        62.8       --          --
Westin Tabor Center....................       Denver         CO       9.8        66.8       --         0.4
Westin Galleria Houston................      Houston         TX        --        10.7       --          --
Westin Oaks............................      Houston         TX        --        13.2       --          --
The St. Regis..........................      New York        NY      65.0       149.8       --          --
Danbury Hilton and Towers..............      Danbury         CT       2.0        15.8       --          --
BWI Airport Marriott...................     Baltimore        MD       3.6        51.6       --          --
Charleston Hilton North................  North Charleston    SC       2.6        24.1       --         0.2
Sheraton Edison Hotel Raritan Center...       Edison         NJ       1.7        20.2       --         0.3
Courtyard by Marriott Crystal City.....     Arlington        VA       3.7        31.0       --          --
Novi Hilton............................        Novi          MI       1.8        36.7       --         0.1
Sheraton Norfolk Waterside Hotel.......      Norfolk         VA       5.2        44.9       --         0.2
Park Ridge Hotel.......................  King of Prussia     PA       3.1        39.4       --         0.3
Westin Long Beach......................     Long Beach       CA       4.3        48.0       --          --
Sonoma County Hilton...................     Santa Rosa       CA       1.8        15.4       --         1.5

                                          GROSS AMOUNT BOOK
                                               VALUE AT
                                          DECEMBER 31, 1998
                                         --------------------
                                                    (1)(2)
                                                   BUILDING     ACCUMULATED
                                          (1)        AND        DEPRECIATION     YEAR OF                 DATE
DESCRIPTION                              LAND    IMPROVEMENTS   AMORTIZATION   CONSTRUCTION   ACQUIRED   LIFE
-----------                              -----   ------------   ------------   ------------   --------   ----
                                                                    (IN MILLIONS)
HOTEL ASSETS:
Plaza Hotel & Conference Center........  $  --      $  6.1          $0.2           1971        02/98      21
Chicago Midland........................   23.8        17.6            --           1934        12/98      40
St. Regis Aspen........................   20.4       139.6           3.7           1992        01/98      40
Luxury Collection Hotel................    6.1        41.6           1.1           1982        01/98      40
Westin Central Park South..............     --        78.3           3.0           1929        01/98      25
Westin Fairfax Hotel...................    5.7        38.9           1.2           1927        01/98      40
Four Points Hotel Denver Cherry
  Creek................................    3.7        22.6           0.6           1979        01/98      40
Westin South Coast Plaza...............     --        28.8           1.1           1975        01/98      40
Westin Indianapolis....................   12.9        73.3           2.1           1989        01/98      40
Westin San Francisco Airport...........   11.4        69.5           2.0           1987        01/98      40
Westin Ft. Lauderdale..................    3.3        20.1           0.6           1986        01/98      40
Westin Seattle.........................   21.6       149.4           3.9           1969        01/98      40
Westin Cincinnati......................     --        62.8           1.8           1981        01/98      40
Westin Tabor Center....................    9.8        67.1           1.9           1984        01/98      40
Westin Galleria Houston................     --        10.7           1.2           1977        01/98       9
Westin Oaks............................     --        13.2           1.5           1971        01/98       9
The St. Regis..........................   65.0       149.8           1.7           1904        06/98      40
Danbury Hilton and Towers..............    2.0        15.8           0.2           1981        05/98      40
BWI Airport Marriott...................    3.6        51.6           1.0           1988        02/98      40
Charleston Hilton North................    2.6        24.3           0.5           1983        02/98      40
Sheraton Edison Hotel Raritan Center...    1.7        20.4           0.4           1987        02/98      40
Courtyard by Marriott Crystal City.....    3.7        31.1           0.7           1990        02/98      40
Novi Hilton............................    1.8        36.8           0.8           1985        02/98      40
Sheraton Norfolk Waterside Hotel.......    5.2        45.1           0.9           1976        02/98      40
Park Ridge Hotel.......................    3.1        39.7           0.8           1973        02/98      40
Westin Long Beach......................    4.3        48.0           1.0           1988        02/98      40
Sonoma County Hilton...................    1.8        16.9           0.3           1984        02/98      40


                                                                  INITIAL COST TO           COSTS SUBSEQUENT
                                                                      COMPANY                TO ACQUISITION
                                                            ----------------------------   -------------------
                                                                              BUILDING              BUILDING
                                                                                AND                   AND
DESCRIPTION                                    CITY         STATE   LAND    IMPROVEMENTS   LAND   IMPROVEMENTS
-----------                              ----------------   -----   -----   ------------   ----   ------------
                                                                              (IN MILLIONS)
Tremont Hotel..........................      Chicago         IL       3.2        17.2       --         0.6
Westin Stamford Hotel..................      Stamford        CT       6.2        27.2       --         0.3
Sheraton Tara Lexington Inn............     Lexington        MA       1.5        17.5       --          --
Sheraton Tara Hotel, Newton............       Newton         MA        --        37.7       --          --
Sheraton Tara Hotel, South Portland....   South Portland     ME       2.9        20.6       --          --
Wayfarer Inn...........................      Bedford         NH       2.5        10.1       --         0.1
Merrimack Hotel & Conference Center....     Merrimack        NH       0.7         0.3       --          --
Sheraton Tara Airport Hotel............      Warwick         RI       2.7        18.2       --         0.1
Sheraton Stamford Hotel................      Stamford        CT       5.8        43.4       --         0.1
Sheraton Tara Hotel, Braintree.........     Braintree        MA       4.9        59.0       --         0.1
Sheraton Ferncroft Resort Danvers......      Danvers         MA       4.8        55.6       --         0.1
Sheraton Tara Hotel, Framingham........     Framingham       MA       4.8        46.6       --         0.2
Four Points Hotel Hyannis Cape Cod.....      Hyannis         MA       3.4        13.1       --         0.2
Sheraton Hyannis Resort................      Hyannis         MA       2.9        23.1       --         0.3
Sheraton Colonial Hotel & Golf Club
  Boston North.........................     Lynnfield        MA       3.6        53.6       --         0.2
Sheraton Tara Hotel, Nashua............       Nashua         NH       4.4        23.3       --         0.1
Sheraton Tara Hotel, Parsippany........     Parsippany       NJ       5.1        89.2       --         0.1
Crowne Plaza New Orleans...............    New Orleans       LA       5.7        62.7       --          --
Best Western Airport Inn (NM)..........    Albuquerque       NM        --        10.3       --         0.2
One Washington Circle..................     Washington       DC       2.0        23.6       --          --
Westin Aquila..........................       Omaha          NE       1.9        10.9       --         0.1
Westin Mission Hills Resort............   Rancho Mirage      CA       6.6       105.7       --        (0.1)
Riverside Inn..........................      Portland        OR       1.8        21.7       --         0.1
Days Inn City Center...................      Portland        OR       2.2        18.0       --         0.6
Days Inn  -- Town Center...............      Seattle         WA        --         1.7       --         0.3
Sixth Avenue Inn.......................      Seattle         WA        --         2.7       --         0.2
Edmond Meany Hotel.....................      Seattle         WA       2.0        16.3       --          --
San Diego Marriott Suites..............     San Diego        CA       2.2        42.5       --          --
Raphael Hotel..........................      Chicago         IL       3.0        18.2       --         0.2
Westin Southfield -- Detroit...........     Southfield       MI       1.7        52.0       --         0.2
Sheraton Indianapolis North Hotel......    Indianapolis      IN       7.2        43.7       --         0.7
Sheraton Gainesville Hotel.............    Gainesville       FL       2.5         8.1       --         1.0

                                          GROSS AMOUNT BOOK
                                               VALUE AT
                                          DECEMBER 31, 1998
                                         --------------------
                                                    (1)(2)
                                                   BUILDING     ACCUMULATED
                                          (1)        AND        DEPRECIATION     YEAR OF                 DATE
DESCRIPTION                              LAND    IMPROVEMENTS   AMORTIZATION   CONSTRUCTION   ACQUIRED   LIFE
-----------                              -----   ------------   ------------   ------------   --------   ----
                                                                    (IN MILLIONS)
Tremont Hotel..........................    3.2        17.8           0.4           1974        02/98      40
Westin Stamford Hotel..................    6.2        27.5           0.6           1985        02/98      40
Sheraton Tara Lexington Inn............    1.5        17.5           0.4           1958        02/98      40
Sheraton Tara Hotel, Newton............     --        37.8           2.9           1968        02/98      10
Sheraton Tara Hotel, South Portland....    2.9        20.6           0.4           1973        02/98      40
Wayfarer Inn...........................    2.5        10.1           0.2           1966        02/98      40
Merrimack Hotel & Conference Center....    0.7         0.3            --           1979        02/98      40
Sheraton Tara Airport Hotel............    2.7        18.3           0.4           1979        02/98      40
Sheraton Stamford Hotel................    5.8        43.6           0.9           1984        02/98      40
Sheraton Tara Hotel, Braintree.........    4.9        59.1           1.2           1971        02/98      40
Sheraton Ferncroft Resort Danvers......    4.8        55.7           1.2           1978        02/98      40
Sheraton Tara Hotel, Framingham........    4.8        46.8           1.0           1973        02/98      40
Four Points Hotel Hyannis Cape Cod.....    3.4        13.3           0.3           1975        02/98      40
Sheraton Hyannis Resort................    2.9        23.4           0.5           1967        02/98      40
Sheraton Colonial Hotel & Golf Club
  Boston North.........................    3.6        53.8           1.1           1966        02/98      40
Sheraton Tara Hotel, Nashua............    4.4        23.4           0.5           1980        02/98      40
Sheraton Tara Hotel, Parsippany........    5.1        89.2           1.9           1987        02/98      40
Crowne Plaza New Orleans...............    5.7        62.8           1.3           1984        02/98      40
Best Western Airport Inn (NM)..........     --        10.5           0.3           1980        02/98      30
One Washington Circle..................    2.0        23.6           0.5           1964        02/98      40
Westin Aquila..........................    1.9        11.0           0.3           1924        02/98      40
Westin Mission Hills Resort............    6.6       105.7           2.2           1987        02/98      40
Riverside Inn..........................    1.8        21.8           0.5           1964        02/98      40
Days Inn City Center...................    2.2        18.6           0.4           1962        02/98      40
Days Inn  -- Town Center...............     --         2.0           1.9           1957        09/86      10
Sixth Avenue Inn.......................     --         2.9           2.7           1959        09/86      12
Edmond Meany Hotel.....................    2.0        16.4           0.3           1932        02/98      40
San Diego Marriott Suites..............    2.2        42.5           0.9           1989        02/98      40
Raphael Hotel..........................    3.0        18.4           0.4           1929        02/98      40
Westin Southfield -- Detroit...........    1.7        52.1           1.1           1987        02/98      40
Sheraton Indianapolis North Hotel......    7.2        44.4           0.9           1983        02/98      40
Sheraton Gainesville Hotel.............    2.5         9.1           0.2           1974        02/98      40


                                                                  INITIAL COST TO           COSTS SUBSEQUENT
                                                                      COMPANY                TO ACQUISITION
                                                            ----------------------------   -------------------
                                                                              BUILDING              BUILDING
                                                                                AND                   AND
DESCRIPTION                                    CITY         STATE   LAND    IMPROVEMENTS   LAND   IMPROVEMENTS
-----------                              ----------------   -----   -----   ------------   ----   ------------
                                                                              (IN MILLIONS)
Marriott Forrestal Village Hotel.......     Princeton        NJ       3.2        31.6       --         0.1
Westwood Marquis Hotel & Gardens.......    Los Angeles       CA       5.2        22.1       --         0.8
Deerfield Beach Hilton.................     Deerfield        FL       1.5        17.8       --         0.3
Sheraton Denver Tech Center Hotel......       Denver         CO       2.3        26.7       --         0.1
Days Inn Lake Shore Drive..............      Chicago         IL      11.3        41.6       --         0.1
Sheraton Milwaukee.....................     Milwaukee        WI       4.9        27.8       --          --
W -- Tuscany...........................      New York        NY       1.7        11.8       --         6.0
W -- The Court.........................      New York        NY       6.1        21.0       --         7.2
Residence Inn Tyson's Corner...........       Vienna         VA       1.2        17.0       --         0.5
Westin Hermitage.......................     Nashville        TN       2.4        15.4       --         0.3
Hotel De La Poste......................    New Orleans       LA       1.7        18.0       --         0.2
Tyee Hotel.............................      Olympia         WA       2.0         6.3       --         0.2
Capital Hill Suites....................     Washington       DC       2.0        15.4       --         0.2
Holiday Inn -- Albany..................       Albany         GA       2.0         5.1       --          --
Doubletree Club Hotel Rancho
  Bernardo.............................  Rancho Bernardo     CA       2.7        20.4       --         0.1
Four Points Hotel Wichita..............      Wichita         KS       3.4         6.4       --         0.2
Sheraton Chapel Hill Hotel.............    Chapel Hill       NC       2.2        15.4       --          --
Sheraton Colony Square.................      Atlanta         GA       3.4        64.4       --         0.4
W -- Doral Inn.........................      New York        NY       8.5          --       --          --
Sheraton Buckhead Hotel Atlanta........      Atlanta         GA       4.7        34.6       --         2.0
Four Points Hotel Atlanta Buckhead.....      Atlanta         GA       2.3        15.4       --         0.1
Holiday Inn -- Calverton...............     Beltsville       MD       2.7        17.4       --          --
Westin Washington, DC..................     Washington       DC       8.5        38.5       --          --
Park Plaza Hotel.......................       Boston         MA      12.5       124.0       --         3.4

                                          GROSS AMOUNT BOOK
                                               VALUE AT
                                          DECEMBER 31, 1998
                                         --------------------
                                                    (1)(2)
                                                   BUILDING     ACCUMULATED
                                          (1)        AND        DEPRECIATION     YEAR OF                 DATE
DESCRIPTION                              LAND    IMPROVEMENTS   AMORTIZATION   CONSTRUCTION   ACQUIRED   LIFE
-----------                              -----   ------------   ------------   ------------   --------   ----
                                                                    (IN MILLIONS)
Marriott Forrestal Village Hotel.......    3.2        31.7           0.7           1987        02/98      40
Westwood Marquis Hotel & Gardens.......    5.2        22.9           0.5           1969        02/98      40
Deerfield Beach Hilton.................    1.5        18.0           0.4           1985        02/98      40
Sheraton Denver Tech Center Hotel......    2.3        26.7           0.6           1986        02/98      40
Days Inn Lake Shore Drive..............   11.3        41.7           0.9           1965        02/98      40
Sheraton Milwaukee.....................    4.9        27.8           0.1           1972        02/98      40
W -- Tuscany...........................    1.7        17.9           0.3           1935        02/98      40
W -- The Court.........................    6.1        28.3           0.5           1927        02/98      40
Residence Inn Tyson's Corner...........    1.2        17.6           0.4           1984        02/98      40
Westin Hermitage.......................    2.4        15.7           0.3           1910        02/98      40
Hotel De La Poste......................    1.7        18.2           0.4           1973        02/98      40
Tyee Hotel.............................    2.0         6.4           0.1           1961        02/98      40
Capital Hill Suites....................    2.0        15.6           0.3           1955        02/98      40
Holiday Inn -- Albany..................    2.0         5.1           0.1           1989        02/98      40
Doubletree Club Hotel Rancho
  Bernardo.............................    2.7        20.5           0.4           1988        02/98      40
Four Points Hotel Wichita..............    3.4         6.6            --           1974        02/98      40
Sheraton Chapel Hill Hotel.............    2.2        15.4           0.3           1981        02/98      40
Sheraton Colony Square.................    3.4        64.7           1.4           1973        02/98      40
W -- Doral Inn.........................    8.5          --            --           1927        02/98      40
Sheraton Buckhead Hotel Atlanta........    4.7        36.6           0.8           1975        02/98      40
Four Points Hotel Atlanta Buckhead.....    2.3        15.5           0.3           1965        02/98      40
Holiday Inn -- Calverton...............    2.7        17.5           0.4           1987        02/98      40
Westin Washington, DC..................    8.5        38.5           0.8           1984        02/98      40
Park Plaza Hotel.......................   12.5       127.2           9.4           1927        02/98      40

                           STARWOOD HOTELS & RESORTS
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998

                                                                    INITIAL COST TO       COSTS SUBSEQUENT
                                                                        COMPANY            TO ACQUISITION
                                                                  --------------------   -------------------
                                                                            BUILDING              BUILDING
                                                                              AND                   AND
DESCRIPTION                                  CITY         STATE    LAND   IMPROVEMENTS   LAND   IMPROVEMENTS
-----------                            -----------------  -----   ------  ------------   ----   ------------
                                                                   (IN MILLIONS)
Westin Philadelphia Int'l Airport....    Philadelphia     PA         2.9        29.9      --         0.2
Sheraton Philadelphia Airport........    Philadelphia     PA         1.9         7.1      --         1.2
Sheraton Suites Tampa Airport........        Tampa        FL         2.3        30.5      --         0.7
Clarion at San Francisco Airport.....       Milbrae       CA         7.2        46.6      --         1.2
Sheraton Tucson Hotel & Suites.......       Tucson        AZ         1.8        14.3      --         0.2
W -- Atlanta.........................       Atlanta       GA         3.8        11.4      --         0.6
Sheraton Minneapolis Metrodome.......     Minneapolis     MN         1.8        26.7      --         0.3
Westin Atlanta N. at Perimeter.......       Atlanta       GA         5.4        45.4      --          --
Westin Los Angeles Airport...........     Los Angeles     CA         8.8        40.4      --         0.2
Doubletree Hotel Minneapolis Airport
  at the Mall........................     Bloomington     MN         2.9        47.6      --         0.3
Westin Horton Plaza San Diego........      San Diego      CA         6.5        88.4      --         1.0
Ritz-Carlton Kansas City.............     Kansas City     MO         9.4        52.6      --         1.7
Ritz-Carlton Philadelphia............    Philadelphia     PA         5.2        56.5      --         0.1
Sheraton Ft. Lauderdale Airport
  Hotel..............................        Dania        FL         2.9        27.1      --         0.1
Westin Waltham Hotel.................       Waltham       MA         5.0        63.9      --         0.1
Sheraton Needham Hotel...............       Needham       MA         3.0        40.6      --          --
Allentown Hilton.....................      Allentown      PA         1.2        17.3      --         0.2
Arlington Park Hilton................  Arlington Heights  IL         5.5        42.3                 0.4
                                                                  ------    --------      --       -----
                                                                  $487.6    $3,610.4      $--      $41.9
                                                                  ======    ========      ==       =====
Land.................................
Furniture, fixtures and equipment....
Construction in progress.............

                                         GROSS AMOUNT BOOK
                                             VALUE AT
                                         DECEMBER 31, 1998
                                       ---------------------
                                                   (1)(2)
                                                  BUILDING     ACCUMULATED
                                        (1)         AND        DEPRECIATION     YEAR OF        DATE
DESCRIPTION                             LAND    IMPROVEMENTS   AMORTIZATION   CONSTRUCTION   ACQUIRED   LIFE
-----------                            ------   ------------   ------------   ------------   --------   ----
                                                                   (IN MILLIONS)
Westin Philadelphia Int'l Airport....     2.9         30.0           0.6          1985        02/98      40
Sheraton Philadelphia Airport........     1.9          8.3           0.2          1984        02/98      40
Sheraton Suites Tampa Airport........     2.3         31.3           0.6          1987        02/98      40
Clarion at San Francisco Airport.....     7.2         47.7           0.9          1962        02/98      40
Sheraton Tucson Hotel & Suites.......     1.8         14.5           0.3          1986        02/98      40
W -- Atlanta.........................     3.8         12.1           0.2          1980        02/98      40
Sheraton Minneapolis Metrodome.......     1.8         27.0           0.6          1980        02/98      40
Westin Atlanta N. at Perimeter.......     5.4         45.4           1.0          1986        02/98      40
Westin Los Angeles Airport...........     8.8         40.6           0.8          1986        02/98      40
Doubletree Hotel Minneapolis Airport
  at the Mall........................     2.9         48.0           1.0          1975        02/98      40
Westin Horton Plaza San Diego........     6.5         89.3           1.9          1987        02/98      40
Ritz-Carlton Kansas City.............     9.4         54.3           1.1          1973        02/98      40
Ritz-Carlton Philadelphia............     5.2         56.7           1.2          1990        02/98      40
Sheraton Ft. Lauderdale Airport
  Hotel..............................     2.9         27.2           0.5          1985        02/98      40
Westin Waltham Hotel.................     5.0         63.9           1.3          1990        02/98      40
Sheraton Needham Hotel...............     3.0         40.6           0.9          1986        02/98      40
Allentown Hilton.....................     1.2         17.5           0.4          1981        02/98      40
Arlington Park Hilton................     5.5         42.7           0.9          1968        02/98      40
                                       ------     --------        ------
                                       $487.6      3,652.3          95.8
                                       ======
Land.................................                487.6            --
Furniture, fixtures and equipment....                280.2          50.1
Construction in progress.............                154.9            --
                                                  --------        ------
                                                  $4,575.0        $145.9
                                                  ========        ======

---------------
(1) As of December 31, 1998, land, building, furniture, fixtures and equipment and construction in progress have a cost basis of $415.7 million, $2,315.1 million, $353.1 million and $154.9 million, respectively, for federal income tax purposes.

(2) Building and improvements include amounts allocated for leasehold interest in land and net assets held for sale.

     A reconciliation of the Trust's investment in real estate, furniture and fixtures and related accumulated depreciation is as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              -------------
                                                              (IN MILLIONS)
REAL ESTATE AND FURNITURE AND FIXTURES
Balance at beginning of period..............................     $4,255
Additions during period:
  Acquisitions..............................................        314
  Improvements..............................................        206
Deductions during period:
  Sale of properties........................................       (200)
                                                                 ------
Balance at end of period....................................     $4,575
                                                                 ======
ACCUMULATED DEPRECIATION
Balance at beginning of period..............................     $  (49)
Additions during period:
  Depreciation expense......................................       (123)
Deductions during period:
  Sale of properties........................................         26
                                                                 ------
Balance at end of period....................................     $ (146)
                                                                 ======

                                  SCHEDULE IV

                           STARWOOD HOTELS & RESORTS
                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 1998

                                                                                                CARRYING      PRINCIPAL AMOUNT
                                                                                   ORIGINAL      AMOUNT       OF LOANS SUBJECT
                                    INTEREST    FINAL      PERIODIC      PRIOR   FACE AMOUNT       OF           TO DELINQUENT
DESCRIPTION                           RATE     MATURITY    PAYMENT       LIENS   OF MORTGAGES   MORTGAGES   PRINCIPAL OR INTEREST
-----------                        ----------  --------   ----------     -----   ------------   ---------   ---------------------
                                                                           (IN MILLIONS)
First Mortgages:
  Ramada Inn -- Tucker, GA.......    9.00%       1998             17(3)  No         $    2       $    2
  Ramada Suites -- Secaucus,
    NJ...........................     (2)        1999     Adjustable(4)  No             14           12
  Westin Maui -- Maui, HI........    10.00%      2000               (5)  No            105          105
  Harvey Hotel Addison -- Dallas,
    TX...........................    8.00%       2002            324(6)  No             11            8
  Harvey Bristol
    Suites -- Dallas, TX.........    8.00%       2002            518(7)  No             18           13
  Harvey DFW Airport Hotel --
    Dallas, TX...................    8.00%       2002            806(8)  No             28           21
  Vagabond Inns -- Modesto, CA...    10.00%      2006               (9)  No              2            1
  Ramada Inn -- Fayetteville,
    NC...........................    9.00%       2006              9(10) No              1           --
Second Mortgages:
  Harvey Hotel Addison -- Dallas,
    TX...........................  Prin. Only    2002              2(11) Yes            --           --
  Harvey Bristol
    Suites -- Dallas, TX.........  Prin. Only    2002              5(12) Yes            --           --
  Harvey DFW Airport Hotel --
    Dallas, TX...................  Prin. Only    2002              2(13) Yes            --           --
  Westin Portland -- Portland,
    OR...........................    11.50%      2003               (14) Yes             2            2
                                                                                    ------       ------
                                                                                    $  183       $  164
                                                                                    ======       ======
Intercompany Mortgage Loans
First Mortgages:
  W New York, NY.................    9.50%       2006               (15) No         $   40       $   40
  Westin Regina -- Cancun,
    Mexico.......................    8.00%       1999               (16) No             41           39
  Westin Regina -- Los Cabos,
    Mexico.......................    8.00%       1999               (16) No             53           44
  Westin Regina -- Puerto
    Vallarta, Mexico.............    8.00%       1999               (16) No             25           23
  Westin Hotel -- Turnberry,
    Scotland.....................    10.00%      2000               (17) No             27           30
  ITT Corporation Mortgage
    Note.........................    8.50%       2005               (18) No          2,699        2,699
  Starwood Hotels & Resorts
    Worldwide, Inc...............    8.50%       2005               (18) No            100          100
  Starwood Hotels & Resorts
    Worldwide, Inc...............    8.50%       2005               (18) No             50           50
                                                                                    ------       ------
                                                                                    $3,035       $3,025
                                                                                    ======       ======

---------------
 (1) As of December 31, 1998, the aggregate cost (before allowance for loan losses) for federal income tax purposes is not significantly different from that used for book purposes.

 (2) The interest rate is the ninety-day LIBOR plus 1.25% or prime rate, at borrower's option. At December 31, 1998, the interest rate was 6.5625%.

 (3) Forbearance agreement extended due date to 1999. Payments of $20,000 due monthly towards interest and principal.

 (4) Principal and interest due monthly. Principal amount adjusts annually based on note schedule.

 (5) Interest only payable monthly. Interest based on current principal balance and 10% interest rate. Principal balance comprised of initial advance of $105 million with additional advances up to $121 million available. Principal and all accrued and unpaid interest are due January 29, 2000.

 (6) Principal and interest due quarterly based on note schedule. A 25% participation on both the first and second mortgages was sold to a third party in 1995.

 (7) Principal and interest due quarterly based on note schedule.

 (8) Principal and interest due quarterly based on note schedule.

 (9) Note provides for monthly payments of interest plus additional annual payments based on a percentage of the hotel's sales, a portion of which is applied to principal. On April 29, 1996, the borrower exercised its right under the terms of the note to extend the maturity of the note to June 2006.

(10) Principal and interest due monthly based on a 12-year amortization schedule with unpaid principal of $9,000 due in December 2006.

(11) Forty equal principal payments of $125,125 each of which the Realty Partnership has a 2.0% interest. The note carrying amount is net of $39,000 allowance. The face amount represents the Realty Partnership's 2.0% interest in the mortgage loan. The remaining payment amounts are passed through to the participants.

(12) Forty equal principal payments of $237,500 each of which the Realty Partnership has a 2.0% interest. The note carrying amount is net of $76,000 allowance. The face amount represents the Realty Partnership's 2.0% interest in the mortgage loan. The remaining payment amounts are passed through to the participants.

(13) Forty equal principal payments of $90,000 each of which the Realty Partnership has a 2.0% interest. The note carrying amount is net of $29,000 allowance. The face amount represents the Realty Partnership's 2.0% interest in the mortgage loan. The remaining payment amounts are passed through to the participants.

(14) Interest only payable monthly. Interest calculated based upon 11.5% interest rate, $1.8 million principal balance and actual/365-day basis. Principal and all accrued and unpaid interest are due June 4, 2003.

(15) One hundred thirty-two equal installments of interest only. Principal and all accrued and unpaid interest due October 1, 2006.

(16) Principal and all accrued and unpaid interest are due May 1999.

(17) Interest only payable monthly. Principal and all accrued and unpaid interest are due December 2000.

(18) Interest only payable monthly. Principal and all accrued and unpaid interest are due February 2005.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1998     1997     1996
                                                              -----    -----    -----
                                                                   (IN MILLIONS)
Balance at beginning of period..............................  $ 51     $ 91     $ 80
Additions:
  New mortgage loans........................................   107       --       31
  Purchase accounting revaluation...........................    12        5        3
Deductions:
  Principal repayments......................................    (6)     (45)     (23)
                                                              ----     ----     ----
Balance at end of period....................................  $164     $ 51     $ 91
                                                              ====     ====     ====

                       INTERCOMPANY MORTGAGE ROLLFORWARD
                               DECEMBER 31, 1998

                                                 BEGINNING               ACCRUED    PRINCIPAL   ENDING
DESCRIPTION                                       BALANCE    ADDITIONS   INTEREST   PAYMENTS    BALANCE
-----------                                      ---------   ---------   --------   ---------   -------
                                                                     (IN MILLIONS)
W New York.....................................   $   40        $--         $--       $ --      $   40
Westin Regina -- Cancun(1).....................       43        --           2          (6)         39
Westin Regina -- Los Cabos(1)..................       55        --           3         (14)         44
Westin Regina -- Puerto Vallarta(1)............       26        --           2          (5)         23
Westin Hotel -- Turnberry(1)...................       28        --           2          --          30
ITT Corporation................................    2,699        --          --          --       2,699
Starwood Hotels & Resorts Worldwide, Inc.......      100        --          --          --         100
Starwood Hotels & Resorts Worldwide, Inc.......       50        --          --          --          50
                                                  ------        --          --        ----      ------
                                                  $3,041        $--         $9        $(25)     $3,025
                                                  ======        ==          ==        ====      ======

---------------
(1) Per mortgage loan agreements, the borrowers are not required to pay monthly interest if the cash flows are insufficient. Thus, the Trust has accrued interest on the notes.

                                 EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION
-----------                 -----------
27.1....................    Financial Data Schedule
27.2....................    Financial Data Schedule
27.3....................    Financial Data Schedule
27.4....................    Financial Data Schedule
27.5....................    Financial Data Schedule
27.6....................    Financial Data Schedule
27.7....................    Financial Data Schedule
27.8....................    Financial Data Schedule
27.9....................    Financial Data Schedule
27.10...................    Financial Data Schedule